UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORLEANS HOMEBUILDERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ORLEANS HOMEBUILDERS, INC.
One Greenwood Square, Suite 101
3333 Street Road
Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 7, 2006

To the Stockholders of Orleans Homebuilders, Inc.:

The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the “Company”) will be held on Thursday, December 7, 2006 at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 8), for the following purposes:

1.             Election of directors;

2.             Approval of the amended and restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan by 350,000 shares to 400,000 shares and increase the per person fiscal year grant limitation to 250,000 shares;

3.             Approval of the Orleans Homebuilders, Inc. Cash Bonus Plan for C. Dean Amann II; and

4.             Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on October 25, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the meeting.  Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting.  Please mark, sign, date and return the enclosed proxy in the envelope provided for that purpose even if you plan to attend the meeting.  A person giving a proxy has the power to revoke it by written notice to the secretary of the Company, and any stockholder who is present at the meeting may withdraw the proxy and vote in person.  Stockholders who hold their shares through a broker (in “street name”) should follow the voting instructions provided by their broker.

October 27, 2006

By Order of the Board of Directors

JOSEPH A. SANTANGELO,
Chief Financial Officer, Treasurer and Secretary

ORLEANS HOMEBUILDERS, INC.

Corporate Headquarters:

One Greenwood Square, Suite 101
3333 Street Road
Bensalem, Pennsylvania 19020
Telephone Number: (215) 245-7500

PROXY STATEMENT

This proxy statement, which is being sent to stockholders on or about November 6, 2006, is furnished to stockholders of Orleans Homebuilders, Inc. (the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”), by order of the board of directors of the Company.  The meeting will be held on Thursday, December 7, 2006, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 8), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 25, 2006.  Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

As of October 25, 2006, the Company had outstanding 18,462,984 shares of common stock (excluding 235,147 shares held in treasury), par value $0.10 per share, which are eligible to be voted at the Annual Meeting.  Each share of common stock is entitled to one vote.

VOTING AND REVOCABILITY OF PROXIES

Each share of outstanding Orleans Homebuilders, Inc. (the “Company”) common stock, par value $0.10 per share (“Common Stock”), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.  Under the Company’s by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

Shares of the Company’s Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting.  Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) “FOR” the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable), (2) “FOR” approval of the amended and restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, (3) “FOR” approval of the Orleans Homebuilders, Inc. Cash Bonus Plan for C. Dean Amann II and (4) in the discretion of the Proxy Committee of the board of directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the board of directors was not aware a reasonable time before this solicitation.  If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date.  The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

The enclosed proxy is being solicited on behalf of the board of directors of the Company and any costs of solicitation will be borne by the Company.  Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report to Stockholders, which are herewith enclosed.  The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.  The Proxy Committee, selected by the board of directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the board of directors of the Company, and Benjamin D. Goldman, Vice Chairman of the board of directors of the Company.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.  Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast.  The proposals to approve the amended and restated 2004 Omnibus Stock Incentive Plan and the Cash Bonus Plan for C. Dean Amann II require approval by the majority of the shares present, in person or by proxy, and entitled to vote at the meeting.  Under applicable Delaware law, abstentions with respect to this proposal will have the same effect on the outcome as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote on this proposal. Jeffrey P. Orleans, Chairman of the board of directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock.  Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of the election as directors of the nominees listed in this Proxy Statement, the approval of the amended and restated 2004 Omnibus Stock Incentive Plan and the approval of the Cash Bonus Plan for C. Dean Amann II, which means that the directors will be elected and both the amended and restated 2004 Omnibus Stock Incentive Plan and the Cash Bonus Plan for C. Dean Amann II will be approved regardless of the votes of the Company’s other stockholders.  Dissenters do not have any appraisal or similar rights with respect to the election of the directors, the approval of the amended and restated 2004 Omnibus Stock Incentive Plan or the approval of the Cash Bonus Plan for C. Dean Amann II.

PROPOSAL ONE

ELECTION OF DIRECTORS

The stockholders are being asked to elect ten directors, who will comprise the entire board of directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified.  The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company.  Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors.  For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

In the event that any nominee for director should become unavailable, which event the board of directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the board of directors, unless otherwise indicated by the stockholder on the proxy.

Name	Age	Present Position with the Company	Director Since

Benjamin D. Goldman	60	Vice Chairman of the Board	1992
Jerome S. Goodman(1)(2)	72	Director	2001
Robert N. Goodman(3)	54	Director	1994
Andrew N. Heine(2)(3)	77	Director	1994
David Kaplan(2)(4)	62	Director	1994
Lewis Katz (1)	64	Director	1987
Jeffrey P. Orleans(1)	60	Chairman of the Board and Chief Executive Officer	1983
Robert M. Segal	71	Director	2002
John W. Temple(3)(4)	69	Director	2002
Michael T. Vesey	47	Director, President and Chief Operating Officer	2001

(1)                     Member of the Executive Committee.

(2)                     Member of the Nominating Committee

(3)                     Member of the Audit Committee.

(4)                     Member of the Compensation Committee.  The Compensation Committee has been designated to administer the 2004 Omnibus Stock Incentive Plan.

Directors

Benjamin D. Goldman was elected the Vice Chairman of the Board in April 1998 and has been a director since May 1992. From May 1992 until April 1998, he served as the Company’s President and Chief Operating Officer. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

Jerome S. Goodman has been a director since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001 and retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

Robert N. Goodman has been a director since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single-family residential homebuilding projects in California. Mr. Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership, and was a director of Price Legacy Corporation until December of 2004.

Andrew N. Heine has been a director since April 1994. Mr. Heine is a private investor, and has previously been a practicing attorney and was director of Citizens Communications Company from 1975 until 2005.

David Kaplan has been a director since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

Lewis Katz has been a director since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin & Levine, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

Jeffrey P. Orleans has been a director since 1983 and has served as the Company’s Chairman of the Board and Chief Executive Officer since September 1986. From September 1986 to May 1992, he also served as the Company’s President. In addition, Mr. Orleans was a trustee of Pennsylvania Real Estate Investment Trust from 1986 until June 2004.

Robert M. Segal has been a director since August 2002. For more than five years, Mr. Segal has been a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company’s general counsel.

John W. Temple has been a director since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

Michael T. Vesey has been a director since September 2001 and has served as the Company’s President and Chief Operating Officer since April 1998.

Executive Officers

In addition to Messrs. Orleans, Goldman and Vesey, the following persons serve as executive officers of the Company:

C. Dean Amann II, 43, has been an Executive Vice President of the Company since June 2006.  From October 2003 to June 2006, Mr. Amann was the Rocky Mountain Area President for Pulte Homes, Inc. and from February 2000 to October 2003, Mr. Amann was the Division President Colorado for Pulte Homes, Inc.

Joel A. Armstrong, 68, has been an Executive Vice President of the Company since May 2006.  Prior to that, he had been the Senior Vice President of Real Estate Development for Levitt and Sons, LLC for more than five years.

Robert Fitzsimmons, 53, was the President of Masterpiece Homes, a wholly owned subsidiary, from the Company’s acquisition of Masterpiece Homes in July 2003 through October 26, 2006. Prior to the Company’s acquisition of Masterpiece Homes, Mr. Fitzsimmons had been the President and a member of the board of directors of Masterpiece Homes.

Thomas Gancsos, 54, has been the Company’s Division President for Richmond, Virginia, since the Company acquired Parker & Lancaster Corporation in October 2000. Prior to that, he had been the Division Manager for Parker & Lancaster Corporation since December 1999.

Jeffrey Guernier, 47, has been the Company’s Division President for Greensboro, North Carolina since September 1, 2003. Prior to that, he had been the Executive Vice President for Parker & Lancaster Corporation since July 1997.

Randy Harris, 56, has been the President of the Company’s Midwest Division since July 28, 2004.  Prior to that, he had been the Vice President and Division Manager of Realen Homes, L.P. in Illinois since 1999.

Stephen D. Leach, 49, has been the Company’s Division President for Raleigh, North Carolina, since January 2005. Prior to that, he had been President of Home Life Communities Group’s Atlanta division from August 2004 to December 2004 and the Division President of D.R. Horton, Inc.’s Raleigh division from April 1997 to July 2004.

J. Russell Parker, III, 62, has been the President of Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc., both wholly owned subsidiaries of the Company, since the Company’s acquisition of Parker & Lancaster Corporation in October 2000. Prior to the Company’s acquisition of Parker & Lancaster Corporation, Mr. Parker had been the President and Chief Executive Officer of Parker & Lancaster Corporation since 1997.

Joseph A. Santangelo, 52, is the Chief Financial Officer, Treasurer and Secretary. He has held the position as Chief Financial Officer since July 1994, and he has been Treasurer and Secretary since 1987.

Gary J. Stefanoni, 54, has been the Company’s Senior Executive Vice President and President of the Company’s Northern Region since March 2004.  From February 1995 until March 2004, Mr. Stefanoni was the Vice President of Operations of Pulte Homes, Inc.

Kyle Upper, 40, has been, subject to approval of the Company’s board of directors, acting as the Company’s Executive Vice President since June 2006.  Prior to that, he had been the Company’s Vice President-Land Acquisition from July 2004 to June 2006.  From May 1997 to July 2004 he had been the Company’s Director of Land Acquisition.

Thomas Vesey, 42, has been, subject to approval of the Company’s board of directors, acting as the Company’s Executive Vice President, Southern Region since June 2006. Prior to that, he had been the Company’s Division President for Charlotte, North Carolina from January 2002 to June 2006 and had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company’s operations. From April 1997 to March 2000, Mr. Vesey was employed by Hovnanian Enterprises, Inc. as the Northeast Region Purchasing Manager. Mr. Vesey is the brother of Michael T. Vesey, the Company’s President and Chief Operating Officer.

All of the Company’s executive officers serve at the discretion of the board of directors.

Committees and Meetings of the Board of Directors

The board of directors held five meetings during the fiscal year ended June 30, 2006 (“Fiscal 2006”).  During Fiscal 2006 all incumbent directors attended in person or by conference call at least 80% of the total number of meetings of the board of directors and meetings of the committees of the board of directors on which they served during their incumbency, except that Robert N. Goodman and John W. Temple attended at least 77% of the Audit Committee meetings and Jerome S. Goodman attended 60% of the meetings of the board of directors.

The Company has standing Executive, Audit, Compensation and Nominating Committees.

The Executive Committee is comprised of Jeffrey P. Orleans (Chairman), Jerome S. Goodman and Lewis Katz.  The Executive Committee has and exercises the authority of the board of directors in the management of the business and affairs of the Company between meetings of the board of directors.  During Fiscal 2006, the Executive Committee did not meet.

The Audit Committee is comprised of John W. Temple (Chairman), Robert N. Goodman and Andrew N. Heine.  During Fiscal 2006, the Audit Committee met nine times.

The Audit Committee is governed by the Company’s Audit Committee Charter.  The charter was attached as Appendix A to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders.  Copies of the charter can also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.  As set forth in the charter, the principal purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company’s outside auditor. In discharging its oversight role, the Audit Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

The Audit Committee has the sole authority to select the outside auditors who will perform the audit of the Company’s financial statements or other audit, review or attest services, considering independence and effectiveness, and to approve the fees and other compensation to be paid to the outside auditors.  The Audit Committee is also responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors are to report directly to the Audit Committee and the Audit Committee is to provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the board of directors.

The Compensation Committee is comprised of David Kaplan (Chairman) and John W. Temple.  The Compensation Committee reviews and makes recommendations to the board of directors with respect to the Company’s compensation plans, including incentive-compensation and equity-based plans, policies and programs, and administers the Company’s equity compensation plans.  Under the Compensation Committee charter, the Compensation Committee is also directly responsible for establishing the salary, bonus and other compensation of the Company’s executive officers other than the Chief Executive Officer.  With respect to the Chief Executive Officer, the Committee is responsible for making recommendations to the board of directors with respect to his salary, bonus and other compensation.  The Compensation Committee met four times and executed two written consents in lieu of meeting during Fiscal 2006. Copies of the charter of the Compensation Committee can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.

The Nominating Committee considers and makes recommendations to the board of directors with respect to board qualifications, structure and membership.  The Nominating Committee is comprised of Andrew N. Heine, David Kaplan and Jerome S. Goodman.  A charter governing the Nominating Committee was adopted by the board of directors in August 2004.  The charter governing the Nominating Committee was attached as Appendix B to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer.  The charter is not available on the Company’s website.  The Nominating Committee held one meeting during Fiscal 2006 to make a recommendation to the board of directors as to director nominees to be voted upon at the 2005 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE
NOMINEES FOR DIRECTOR.

PROPOSAL TWO

APPROVAL OF AMENDED AND RESTATED ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS
STOCK INCENTIVE PLAN

On June 6, 2006, the board of directors approved and adopted, and recommends that the stockholders approve, an amendment to and restatement of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan (the “Amended and Restated Plan”), to increase the number of shares of the Company’s Common Stock available under the 2004 Stock Incentive Plan from 50,000 shares to 400,000 shares and increase the per person fiscal year grant limitation to 250,000 shares of the Company’s Common Stock.  Other than these increases, the material terms of the 2004 Omnibus Stock Incentive Plan were not changed in the Amended and Restated Plan.  Under the Amended and Restated Plan, and subject to stockholder approval, the Company has granted to an executive officer an option to acquire 250,000 shares of the Company’s Common Stock.  The option vests in four equal installments starting on June 19, 2007, has an exercise price of $15.63 per share, the fair market value on the date of grant, and expires in 2016.

The Amended and Restated Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the board of directors) of the Company or any Affiliates (collectively, “Employees”), to provide Employees with additional incentive to devote themselves to the future success of the Company or an Affiliate (as defined below), and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend by awarding them grants under the Amended and Restated Plan consisting of options (“Options”) for the purchase of shares of the Company’s Common Stock, awards of Common Stock (“Awards”) and/or awards of stock appreciation rights (“SARs”). Grants of Options, Awards and SARs are each referred to individually as a “Grant” and collectively as “Grants. “  “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, and, for purposes of Grants other than ISOs (as defined below), any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Plan Administration Committee (as defined below) determines should be treated as an Affiliate for purposes of the Amended and Restated Plan. The Amended and Restated Plan also is intended to provide an additional incentive to directors of the Company who are not employees to serve on the board of directors of the Company or the board(s) of directors (or similar governing bodies) of an Affiliate and to devote themselves to the future success of the Company through Grants. In addition, the Amended and Restated Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

Section 162(m) of the Code denies a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid to the Chief Executive Officer and to any of the four most highly compensated officers (in addition to the Chief Executive Officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended (the “1934 Act”) unless the compensation is “performance-based.” The Amended and Restated Plan is intended to permit the grant of stock options and/or stock appreciation rights pursuant to such terms and conditions so that the compensation recognized on exercise of such stock options qualifies as “performance-based” compensation for these purposes.

KEY PROVISIONS OF THE AMENDED AND RESTATED PLAN

The key provisions of the Amended and Restated Plan are as follows:

Administration

The board of directors of the Company may administer the Amended and Restated Plan and/or it may designate a committee or committees composed of two or more directors to administer the Amended and Restated Plan with respect to all or a designated portion of the participants. To the extent that the Plan Administration

Committee (as defined below) is empowered to grant Options to Section 16 Officers (as defined below) or persons whose compensation might have limits on deductibility under Section 162(m) of the Code, the board of directors of the Company may, at its discretion, appoint a separate non-employee director to administer the Amended and Restated Plan with respect to those persons. Any committee designated by the board of directors of the Company to administer the Amended and Restated Plan, and the board of directors itself in its administrative capacity with respect to the Amended and Restated Plan, is referred to as the “Plan Administration Committee.”  “Section 16 Officer” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the 1934 Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the 1934 Act with respect to the Common Stock.  The board of directors has designated the Compensation Committee to administer the Amended and Restated Plan.

The Plan Administration Committee has the power and authority to: (a) interpret the Amended and Restated Plan; (b) adopt, amend and revoke policies, rules and/or regulations for administration of the Amended and Restated Plan that are not inconsistent with its express terms; and (c) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Grants or constitute a material amendment for any purpose under the Code. In addition, the Plan Administration Committee has the authority, subject to any specific provisions or limitations applicable under the Amended and Restated Plan, to make such adjustments to the terms and conditions of any Grants in order to take into account any facts and circumstances that influence the effectiveness of the Amended and Restated Plan as a method of providing appropriate current performance incentives for recipients of Grants, including, but not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees.

The Amended and Restated Plan provides that no member of the board of directors of the Company will be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Amended and Restated Plan or the making of any Grants under the Amended and Restated Plan, except in the case of (a) any breach of such member’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, concerning unlawful payment of dividends and unlawful stock purchases and redemptions, and (d) any transaction from which the member derived an improper personal benefit. In addition, the Amended and Restated Plan provides that service on the Plan Administration Committee constitutes service as a member of the board of directors of the Company and that each member of the Plan Administration Committee is entitled, without further act on the member’s part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Amended and Restated Plan or the making of any Grants under the Amended and Restated Plan in which the member may be involved by reason of the member being or having been a member of the Plan Administration Committee, whether or not the member continues to be a member of the Plan Administration Committee at the time of the action, suit or proceeding.

Eligibility

All Employees, members of the board of directors of the Company, members of the boards of directors (or similar governing bodies) of the Company’s Affiliates and consultants and advisors to the Company or any Affiliate who render bona fide services to the Company unrelated to the offer or sale of securities will be eligible to receive Grants under the Amended and Restated Plan. The Plan Administration Committee will determine whether an individual qualifies as an Employee.  As of September 30, 2006, approximately 867 Employees and 7 non-employee members of the board of directors and the boards of directors (or similar governing bodies) of the Company’s Affiliates were eligible to participate in the Amended and Restated Plan.

Number of Shares of Common Stock Subject to the Amended and Restated Plan

Prior to amendment and restatement, the aggregate maximum number of shares of Common Stock for which Grants could be issued under the Amended and Restated Plan was 50,000 (subject to a permitted Capitalization Adjustment, as described below).  Subject to stockholder approval of Proposal Two, the aggregate maximum number of shares of Common Stock for which Grants may be issued under the Amended and Restated

Plan is 400,000 (subject to a permitted Capitalization Adjustment, as described below).  “Shares” means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to a SAR) which are subject to any Grant made under the Amended and Restated Plan. “Grant Document” means the document provided to a grantee by the Company describing and establishing the terms of any Grant made pursuant to the Amended and Restated Plan. The Shares will be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option or SAR terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares for which the Option or SAR was not exercised or the Shares that were conveyed back to the Company will again be available for issuance under the Amended and Restated Plan. On September 30, 2006, the closing price of the Common Stock as reported on the American Stock Exchange was $11.73 per share and the fair market value of the Shares subject to the Plan was $4,692,000.

Fiscal Year Grant Limitation

Prior to amendment and restatement, no grantee could be issued Grants during any one fiscal year for more than 50,000 Shares (the “Fiscal Year Grant Limitation”), subject to a permitted Capitalization Adjustment, as described below.  Subject to stockholder approval of Proposal 2, the Fiscal Year Grant Limitation under the Amended and Restated Plan is 250,000 Shares, subject to a permitted Capitalization Adjustment, as described below.

Term of the Amended and Restated Plan

The Amended and Restated Plan became effective as of June 6, 2006, the date on which it was adopted by the board of directors, subject to the approval of the Amended and Restated Plan within one year after that date by the stockholders. If the Amended and Restated Plan is not so approved by the stockholders, all Grants issued under the Amended and Restated Plan will be null and void. No Grants may be made under the Amended and Restated Plan on or after August 26, 2014. As of the date of this Proxy Statement Grants for 277,500 Shares have been issued under the Amended and Restated Plan.

Options

The Amended and Restated Plan authorizes grants of Options, including Options that are intended to qualify as “incentive stock options,” as defined under Section 422 of the Code (“ISOs”) and Options that are not intended to so qualify (“Non-qualified Stock Options”). Each Option granted under the Amended and Restated Plan will be a Non-qualified Stock Option unless the Option is specifically designated at the time of grant as an ISO. Options granted under the Amended and Restated Plan will be evidenced by Grant Documents in such form as the Plan Administration Committee shall approve from time to time, consistent with the terms of the Amended and Restated Plan.

Option Price. The price at which Shares may be purchased upon exercise of an Option (the “Option Price”) will be set forth in the applicable Grant Document along with the number of shares subject to the Option. The Option Price of each ISO will be at least 100% of the fair market value of a share of the Company’s Common Stock on the date the Option is granted. The Option Price of a Non-qualified Stock Option, unless otherwise specified in the Grant Document, will be the fair market value of a share of the Company’s Common Stock on the date the Option is granted.

Exercise. No Option will be deemed to have been exercised prior to the receipt by the Company of written notice (that complies with the requirements set forth in the Amended and Restated Plan) of the exercise and payment in full of the Option Price, unless arrangements satisfactory to the Company have been made for payment through a broker. Subject to the terms of the Grant Document, payment of the Option Price may be made in cash, by certified check or by such other mode of payment as the Plan Administration Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. In addition, the Plan Administration Committee may provide in a Grant Document that payment may be made in whole or in part in Shares held by the grantee, although the Plan Administration Committee may impose from time to time limitations and prohibitions on the use of Shares to exercise an Option.

Expiration. In general, Options expire and are no longer exercisable after ten years from the date of grant. In addition, under the Amended and Restated Plan, each Option will expire earlier upon the first to occur of the following: (a) immediately upon a finding by the Amended and Restated Plan Administration Committee that the grantee engaged in disloyalty of any type to the Company or an Affiliate or has disclosed trade secrets or confidential information of the Company or an Affiliate; (b) the date, if any, set by the Plan Administration Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company; (c) the occurrence of any other event or events set forth in the Amended and Restated Plan or the relevant Grant Document as causing an accelerated expiration of the Option; or (d) the applicable date set forth below in connection with the grantee’s termination of employment or service with the Company or any Affiliate. For these purposes the applicable date referred to above in subparagraph (d) of this paragraph is: (i) where the grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of resignation; (ii) where the grantee’s termination of employment or service with the Company or any Affiliate is due to the grantee’s death or disability, the date that is 180 days following termination; (iii) where the grantee’s termination of employment or service with the Company or any Affiliate is due to the grantee’s retirement, the second anniversary of termination; (iv) where the grantee is a member of the board of directors of the Company or of any board of directors (or similar governing body) of an Affiliate and is not an Employee and such grantee’s service is terminated for any reason other than disability or death, 90 days following the date of termination of service; and (v) in all other cases, 30 days after the grantee’s termination of employment or service with the Company or any Affiliate. The only Options that may be exercised subsequent to the grantee’s termination of employment or service with the Company or an Affiliate are those Options that were exercisable on the last date of employment or service and not Options which, if the grantee were still employed or rendering service during the post-termination period, would become exercisable, unless the relevant Grant Document specifically provides to the contrary or the Plan Administration Committee otherwise approves.

Transferability. Except as described below, no Option granted under the Amended and Restated Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the grantee. An Option, other than an ISO, also is transferable (a) pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and (b) without payment of consideration, to (i) immediate family members of the holder, (ii) trusts for the benefit of immediate family members, (iii) partnerships whose only partners are such family members, and (iv) any transferee permitted by a rule adopted by the Plan Administration Committee or approved by the Plan Administration Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option before its transfer.

Other Provisions. Subject to the provisions of the Amended and Restated Plan, the Grant Documents will contain such other provisions as the Plan Administration Committee deems advisable, including, without limitation, provisions authorizing the Plan Administration Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Amended and Restated Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option.

Stock Appreciation Rights (SARS)

The Plan Administration Committee may grant to optionees SARs, which may or may not be granted in conjunction with an Option, each of which SAR will entitle the grantee to receive a payment upon exercise equal to the excess of the fair market value of a specified number of Shares, determined as of the date the SAR is exercised, over the “purchase price” specified in the Grant Document applicable to the SAR. The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR. In the event a SAR is granted in conjunction with an Option, the exercise of the SAR will result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option will result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the “purchase price” (which will be equal to the Option Price) and the times and circumstances in which the SAR may be exercised, will be the same as are applicable to the Option. Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Plan Administration Committee in accordance with the Amended and Restated Plan and set forth in the applicable Grant Document, either in Shares or in cash or in any combination thereof. For purposes of the annual and aggregate limitations on Shares that may be subject to Grants under the Amended and Restated Plan, the grant of a SAR not in conjunction with an Option will be treated as though such SAR constituted an Option.

Each SAR will relate either to a specific Option granted under the Amended and Restated Plan or to a hypothetical Option that could have been granted under the Amended and Restated Plan. Where a SAR is granted in conjunction with an Option granted under the Amended and Restated Plan, the Grant Document applicable to the Option will include provisions indicating the SAR rights. Where a SAR is granted independent of an Option granted under the Amended and Restated Plan, the Grant Document applicable to such SAR will indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the “purchase price” to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the Amended and Restated Plan.

SARs will be exercisable at such times and under such terms and conditions as the Plan Administration Committee, in its sole and absolute discretion, determines; provided, however, that a SAR that is granted concurrent with an Option will be exercisable only at such times and by such individuals as the related Option may be exercised under the Amended and Restated Plan and applicable Grant Document.

Awards

Awards granted pursuant to the Amended and Restated Plan will be evidenced by a written Grant Document in such form as the Plan Administration Committee from time to time approves. Each Grant Document will specify the purchase price, if any, that applies to the Award. If a purchase price is specified, the grantee will be required to make payment on or before the payment date provided in the Grant Document. Payment may be made in cash, by certified check payable to the order of Company or by such other mode of payment as the Plan Administration Committee may approve. In the case of an Award that provides for a grant of Shares without any payment by the grantee, the grant will take place on the date specified in the Grant Document. In the case of an Award that provides for payment of the purchase price by the grantee, the grant will take place on the date the initial payment is delivered to Company, unless the Plan Administration Committee or the Grant Document specifies otherwise.

The Plan Administration Committee may specify in a Grant Document any conditions under which the grantee will be required to convey to the Company the Shares covered by the Award. In addition, the Plan Administration Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company until all of the conditions have lapsed. Unless otherwise provided in the Grant Document or determined by the Plan Administration Committee, dividends and other distributions made on Shares held in escrow will be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow. Stock certificates evidencing the Shares subject to conditions will bear a legend to the effect that the Shares are subject to repurchase by, or conveyance to, the Company in accordance with the terms of the Grant Document and that the Shares may not be sold or otherwise transferred.

Upon payment of the purchase price, if any, for shares covered by an Award, the grantee will have all of the rights of a stockholder with respect to the Shares covered by the Award, including the right to vote the Shares and (except as described above with respect to escrowed Shares) receive all dividends and other distributions paid or made with respect to the Common Stock, except to the extent otherwise provided by the Plan Administration Committee or in the Grant Document.

Adjustments on Changes in Capitalization

In the event that the outstanding shares of Common Stock are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of Company which are convertible into Common Stock) or dividends payable in shares of Common Stock, a Capitalization Adjustment (defined below) may be made by the Plan Administration Committee as it deems appropriate in the aggregate number and/or class of shares available under the Amended and Restated Plan and in the number of shares, class of shares and price per share subject to outstanding Grants. Unless the Plan Administration Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Company are sold or exchanged, a grantee will at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the grantee would have been entitled to receive upon the occurrence of any such corporate event if the grantee had been, immediately prior to such event, the holder of the number of Shares covered by his or her Grant; provided, however, that with respect to a SAR, the grantee will only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document. Any such adjustment under the provisions described in this paragraph will apply proportionately to only the unexercised portion of any Options or SARs. The Plan Administration Committee has authority to determine the Capitalization Adjustments to be made under the Amended and Restated Plan, which adjustments may include both adjustments to the number of shares and class of Company stock to be issued in connection with or on the exercise of Grants and that are available generally for Grants under the Amended and Restated Plan. Any such determination by the Plan Administration Committee will be final, binding and conclusive. “Capitalization Adjustment” means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions described above in this paragraph.

Change of Control

In the event of a Change of Control (defined below), Options and SARs granted pursuant to the Amended and Restated Plan will become immediately exercisable in full, and all Awards will become fully vested, but only if such vesting is specified in the applicable Grant Document. In addition, the Plan Administration Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than 30 days after notice of such acceleration is given to the grantees; provided, however, that such accelerated expiration or termination date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

Under the Amended and Restated Plan, a “Change of Control” will be deemed to have occurred upon the earliest to occur of the following dates: (a) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the board of directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Common Stock of the Company immediately before the merger or consolidation; or (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as “Orleans Family Members”), (C) any entity a majority of the equity in which is owned by Orleans Family Members, or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members) becomes the beneficial owner of, or obtains voting control over, more than fifty percent (50%) of the outstanding shares of the Company’s Common Stock.

Amendments

The board of directors of the Company may amend the Amended and Restated Plan as it deems advisable from time to time. However, the board of directors may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be granted under the Amended and Restated Plan, or to any individual under the Amended and Restated Plan in any year, without obtaining stockholder approval within twelve months before or after such action. No amendment to the Amended and Restated Plan may adversely affect any outstanding Grants without the consent of the affected grantee(s).

The Plan Administration Committee has the right to amend any Grant Document issued to a grantee, subject to the grantee’s consent if the amendment is not favorable to the grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the grantee will not be required for any amendment made in connection with a Change of Control (as discussed above) or any amendment to accelerate the expiration of an Option or SAR in the event of liquidation or dissolution of the Company.

WITHHOLDING OF TAXES

In connection with any event relating to a Grant under the Amended and Restated Plan, the Company will have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements before the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the grantee(s). The Company’s obligations under the Amended and Restated Plan will be conditioned on the grantee’s or grantees’ compliance with any withholding requirements.

CERTAIN FEDERAL INCOME TAX ASPECTS OF THE AMENDED AND RESTATED PLAN

The following discussion summarizes, as of the date of this Proxy Statement, general principles of federal income tax law applicable to the Amended and Restated Plan and the Shares acquired under the Amended and Restated Plan. Participants should consult their own tax advisors concerning the tax consequences of participation in the Amended and Restated Plan and the disposition of the Shares acquired under the Amended and Restated Plan, since federal tax laws are subject to change, individual tax situations differ and the effect of state and local taxation may be material.

ISOs.

An ISO, or incentive stock option, is an Option that meets certain requirements under the Code and which is subject to special tax treatment provided the recipient complies with certain holding requirements applicable to the Shares acquired on its exercise. In general, the grantee of an ISO will not recognize regular taxable income upon either the grant or the exercise of the Option. The grantee will recognize capital gain or loss on a disposition of the Shares acquired upon exercise of an ISO, provided the grantee does not dispose of any of the Shares within two years from the date the Option was granted or within one year from the date the Shares were transferred to the grantee. For regular federal income tax purposes, the maximum rate of tax applicable to capital gains is dependent on the length of time the Shares have been held at the time of sale. If the Shares have been held for more than one year, the maximum regular federal tax rate applicable to the gain on the sale generally will be 15%. If the Shares have been held for one year or less, the gain on the sale will be taxed at the same maximum tax rate (currently 35%) applicable to other taxable income generally. If the Option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

As a general rule, if the grantee disposes of Shares acquired through the exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized by the grantee on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the Shares on the date of exercise and the Option Price of the Common Stock, and the Company will be entitled to a deduction in that amount. The income recognized will not, however exceed the difference between the amount actually realized on the disposition and the Option Price of the Shares (which would limit the amount of income recognized if, for example, the value of the Shares declined subsequent to the date the Option was exercised). The gain (if any) in excess of the amount treated as ordinary income will be treated as a long or short-term capital gain (based on the length of time the grantee held the Shares as of the date of the disposition).

The amount by which the fair market value of a Share at the time of exercise exceeds the Option Price will be included in the computation of such Option holder’s “alternative minimum taxable income” in the year the Option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an Option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid may be allowed as a credit against any regular tax liability in subsequent years. The Option holder’s basis in the Shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the Shares is included in alternative minimum taxable income.

Non-qualified Stock Options.

A grantee of a Non-qualified Stock Option will not recognize taxable income at the time of the Grant, and the Company will not be allowed a deduction by reason of the Grant. The grantee will generally recognize ordinary income in the taxable year in which he or she exercises the Options. The amount of income will be generally equal to the excess of the fair market value of the Shares received upon exercise (determined at the time of exercise) over the Option Price paid for the shares. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of these Shares, the grantee will recognize a long or short-term capital gain or loss equal to the difference between the amount realized on disposition and the grantee’s basis in the Shares (which ordinarily would be the fair market value of the shares on the date the Option was exercised).

Awards.

The recipient of an Award will become vested as provided for by the Committee when making the Award. Under applicable provisions of the Code, absent a special election under Code Section 83(b), as explained below, the recipient will, for federal income tax purposes, be required to include in his or her taxable income (as ordinary compensation income) the value of the Shares subject to the Award as of the time it becomes vested (reduced by the amount, if any, that was required to be paid for the Shares). The fair market value of the Shares as of the vesting date establishes the basis for determining capital gains or losses on a subsequent sale of the Shares, and the holding period for purposes of determining the long or short-term character of a capital gain starts on the vesting date (not on the date the Shares were granted).

If a recipient of an Award makes a special election under Section 83(b) of the Code, however, he or she will recognize as ordinary compensation income the fair market value of the Shares subject to the Award as of the date the Shares are granted, even though the Shares have not yet vested. An election under this Code provision must be made within 30 days of the transfer of the Shares, and the fair market value of the Shares must be determined without regard to the vesting restrictions that otherwise could cause the Shares to be forfeited. In addition, if the Shares are forfeited, the Award recipient will not be able to claim a tax loss for the forfeiture except to the extent he or she was required to pay a purchase price for the Shares. As a consequence of making a Section 83(b) election, however, the Award recipient will have no income as a result of the later vesting of the Shares, and when the Shares are sold, the difference between the amount realized from the sale and the fair market value on the date of grant (i.e., the value used in reporting income as a result of the Section 83(b) election), will be a capital gain or loss, and will be either long or short-term by reference to the original grant date.

In order to make an election under Section 83(b) of the Code, the recipient of an Award must file the election no later than 30 days after the grant date in the form of a written statement sent to the IRS office where the individual files his or her returns, and provide a copy to the Company. A copy of the filing must also be included in the individual’s tax return for the year in which the grant occurs. The Section 83(b) election statement must contain the following information: the name, address and social security number of the taxpayer, a description of the Shares, the grant date of the Shares and the taxable year for which the election is made, the nature of the restrictions on the Shares, the fair market value of the Shares as of the grant date, the purchase price paid for the Shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code.

SARS.

A SAR permits the grantee to exercise that right (either by surrender of the Option associated with the SAR or, in the case of a SAR that is independent of any Option, by surrender of the SAR) and receive a payment equal to the excess of the fair market value of the Shares underlying the Option (or hypothetically underlying an independent SAR) as of the date the grantee exercises the SAR over the Option Price of the underlying Option (or of the hypothetical option in the case of an independent SAR). This payment may be either in cash or in stock, or a combination of cash and stock, as determined by the Plan Administrator Committee, unless there are specific provisions in the Grant Document that address the form of payment. The amount of the payment made to the grantee will constitute taxable compensation income to the grantee, subject to ordinary income taxation in the year in which the payment with respect to the SAR is made. The amount of income recognized by the grantee will also constitute a compensation expense for federal income tax purposes, deductible by the Company, subject to various limitations on the deductibility of such compensation expense.

Deductibility of Executive Compensation Under Code Section 162(m).

Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the “million dollar cap”). The IRS has also issued Treasury Regulations which provide rules for the application of the “million dollar cap” deduction limitations. Income which is treated as “performance-based compensation” under these rules will not be subject to the limitation on deductibility imposed by Code Section 162(m).

The Amended and Restated Plan has been designed to permit grants of Options and SARs issued under the Amended and Restated Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a Non-qualified Stock Option or a SAR may be exempt from the million dollar cap limits on deduction. The Amended and Restated Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the Committee that grants Options or SARs consists exclusively of members of the board of directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs), is not less than the fair market value of the Shares to which such Grants relate, the compensation income arising on exercise of those Options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information about the Company’s Equity Compensation Plans as of the end of Fiscal 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	375,000	$2.86	22,500
Equity compensation plan to be approved by security holders at the Annual Meeting	250,000	$15.63	100,000
Equity compensation plans not approved by security holders (1)	30,000	$10.64	0
Total	655,000	$8.09	122,500

(1) In connection with the acquisition of Masterpiece Homes on July 28, 2003, the Company granted 45,000 stock options to Mr. Fitzsimmons, the President of Masterpiece Homes. The stock options have an exercise price of $10.64 per share and vest in three equal annual installments on December 31, 2004, 2005 and 2006.  There are 30,000 stock options outstanding as of the end of Fiscal 2006.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2004 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL THREE

APPROVAL OF ORLEANS HOMEBUILDERS, INC. CASH BONUS PLAN FOR C. DEAN AMANN II

On June 6, 2006, the board of directors approved and adopted, and recommends that the stockholders approve, the Orleans Homebuilders Cash Bonus Plan for C. Dean Amann II (the “Amann Cash Bonus Plan”).  The board of directors believes it is important to align the interests of the Company’s executive officers with those of the stockholders, and the Company has operated various bonus compensation plans based on the Company’s profits.  In connection with his employment, the board of directors has approved and adopted the Amann Cash Bonus Plan with the goal of aligning Mr. Amann’s interests as Executive Vice President with the interests of the Company’s stockholders.

The Amann Cash Bonus Plan provides for a cash bonus to be paid to Mr. Amann in any plan year, which is the same as the Company’s fiscal year, in which there are net pre-tax profits for the Company’s Northern and Midwestern Divisions.  Net pre-tax profits for the Amann Cash Bonus Plan means the net profits for the Company’s Northern and Midwestern Divisions, determined on a pre-tax basis, after taking into account accrual and/or payment of employee bonuses, including with out limitation, under the Company’s Amended and Restated Plan (to the extent such expenses are allocable to the Company’s Northern and Midwestern Divisions and excluding any bonus payable pursuant to the Amann Cash Bonus Plan), and without taking into account nonrecurring items, income or loss arising from discontinued operations or other extraordinary events or transactions.  Net pre-tax profits for the Amann Cash Bonus Plan as described above are determined by applying generally accepted accounting principles.  If there are no pre-tax profits for the Company’s Northern and Midwestern Divisions in a given plan year, no cash bonus will be paid pursuant to the Amann Cash Bonus Plan.

If there are net pre-tax profits for the Company’s Northern and Midwestern Divisions, the committee administering the Amann Cash Bonus Plan will certify the level of such net pre-tax profits.  Following the certification of any net pre-tax profits, the cash bonus amount payable to Mr. Amann will be equal to three percent of such net pre-tax profits, or such lesser percent as may be determined by the committee administering the Amann Cash Bonus Plan from time-to-time, and will be paid to Mr. Amann in a single payment as soon as practicable following certification by the committee administering the Amann Cash Bonus Plan.

Mr. Amann is the only participant in the Amann Cash Bonus Plan.  Mr. Amann must be employed by the Company on the date payment of the cash bonus payable under the Amann Cash Bonus Plan is to be made to be eligible to receive any such bonus.  However, if Mr. Amann’s employment with the Company is terminated due to death or disability after the end of a plan year, he, or his estate, will be entitled to the full cash bonus payable under the Amann Cash Bonus Plan.  Similarly, if Mr. Amann’s employment with the Company is terminated due to death or disability during a plan year, he, or his estate, will be entitled to a prorated portion of the cash bonus payable under the Amann Cash Bonus Plan.  The Amann Cash Bonus Plan does not guarantee a cash bonus for Mr. Amann, nor does it guarantee the continued employment of Mr. Amann.  The Company may deduct from any awards under the Amann Cash Bonus Plan the applicable withholding taxes or any amounts owed by Mr. Amann to the Company or any of its subsidiaries.

The Amann Cash Bonus Plan will be administered by the Compensation Committee unless another committee is designated by the board of directors to act as the administrative committee of the Amann Cash Bonus Plan.  All members of the committee administering the Amann Cash Bonus Plan are required to be persons who qualify as “outside directors” as defined under Section 162(m) of the Code.  The committee administering the Amann Cash Bonus Plan shall have full power and authority to administer and interpret the provisions of the Amann Cash Bonus Plan in a manner consistent with its terms, making any and all discretionary determinations that are required or permitted to be made under the Amann Cash Bonus Plan.  The committee administering the Amann Cash Bonus Plan may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary of the Company, the Company’s counsel, public accountants and other professional or expert persons.

The board of directors reserves the right to amend or terminate the Amann Cash Bonus Plan in whole or in part at any time.  Unless it is prohibited by law, any amendment that may be required to conform the Amann Cash Bonus Plan to the performance-based compensation requirements of Section 162(m) of the Code may be made by the committee administering the Amann Cash Bonus Plan, without action by the entire board of directors.  The provisions of the Amann Cash Bonus Plan related to the performance criteria or the maximum bonus payable may be amended without stockholder approval (except to the extent stockholder approval is not required in order for bonuses paid to Mr. Amann to constitute qualified performance-based compensation under Section 162(m) of the Code).

Amounts payable as bonuses pursuant to the Amann Cash Bonus Plan will be taxable compensation income to Mr. Amann for the taxable year in which the bonus is actually paid.  In general, compensation paid to employees of the Company constitutes a compensation expense that is deductible for purposes of the Company’s federal income tax determination.  Compensation in excess of $1,000,000 payable to any one of the Company’s chief executive officer or any of its other four highest paid officers for any taxable year may, however, be non-deductible because of the disallowance of that deduction under Section 162(m) of the Code.  It is intended that the provisions of the Amann Cash Bonus Plan will qualify as “performance-based” compensation that is exempt from the limitations otherwise imposed pursuant to Section 162(m) of the Code.

No awards will be granted under the Amann Cash Bonus Plan unless and until this Proposal Three is approved by the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS CASH BONUS PLAN FOR C. DEAN AMANN II.

CORPORATE GOVERNANCE

Director Independence

Under the applicable rules of the American Stock Exchange, for a director to be considered independent, the board of directors must affirmatively determine that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment.  The applicable rules of the American Stock Exchange also provide that the following persons cannot be considered independent:  (i) a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim Chairman or CEO; (ii) a director who accepts, or has an immediate family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (1) compensation for board service, (2) payments arising solely from investments in the Company’s securities, (3) compensation paid to an immediate family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (4) compensation received for former service as an interim Chairman or CEO, (5) benefits under a tax-qualified retirement plan, or non-discretionary compensation or loans permitted under Section 13(k) of the Securities Exchange Act of 1934, (6) loans from a financial institution provided that the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (c) did not involve more than a normal degree of risk or other unfavorable factors, and (d) were not otherwise subject to the specific disclosure requirements of Securities and Exchange Commission Regulation S-K, Item 404, or (7) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (x) made in the ordinary course of business, (y) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (z) not otherwise subject to the disclosure requirements of Securities and Exchange Commission Regulation S-K, Item 404; (iii) a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer; (iv) a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years; (v) a director of the Company who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on that entity’s compensation committee; and (vi) a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company ‘s outside auditor who worked on the Company’s audit at any time during any of the past three years.

The board of directors, in applying the above-referenced rules, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and John W. Temple.  Accordingly, a majority of the members of the Company’s board of directors has been determined to meet the American Stock Exchange’s standards for independence.

The Company’s independent directors meet in executive session as often as necessary to fulfill their duties, but no less than annually.

Audit Committee

•                  All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by The American Stock Exchange and applicable Securities and Exchange Commission rules.  See “Director Independence” above.

•                  The board of directors has determined that: (i) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and (ii) John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission rules.

Compensation Committee

•                  All members of the Compensation Committee have been determined to meet the American Stock Exchange’s standards for independence.  See “Director Independence” above.  Further, each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Code.

Nominating Committee

•                  All members of the Nominating Committee have been determined to meet the American Stock Exchange’s standards for independence.  See “Director Independence” above.

•                  The Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders.  In accordance with the policy adopted by the board of directors, any director candidate shall, at a minimum, possess a background that includes a solid education, extensive business, professional or academic experience and the requisite reputation, character, integrity, skills, judgment and temperament, which have prepared him or her with dealing with the multi-faceted financial, business and other issues that confront a board of directors of a corporation with a size, complexity, reputation and success of the Company.  A stockholder who wishes to recommend a prospective nominee for election to the board of directors should follow the procedures described in this proxy statement under the caption “Procedures for Nominating or Recommending for Nomination Candidates for Director.”  Pursuant to those procedures, once the Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the board of directors.  In recommending nominees for director, the Nominating Committee considers the nominee’s integrity, skill, leadership ability, financial sophistication, capacity to help guide the Company, and such other considerations as the Committee deems appropriate.  In addition, the Committee considers the applicable requirements of the Securities and Exchange Commission and the applicable rules of the American Stock Exchange.  No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

Code of Business Conduct & Ethics

•                  The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a “code of ethics” under applicable Securities and Exchange Commission rules.  All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code.  Copies of the code can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of Company’s board of directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts.  All members of the board of directors attended, either in person or via teleconference, the Company’s Annual Meeting of Stockholders held on December 1, 2005.

Communication With the Board of Directors

A stockholder who wishes to communicate with the board of directors, or individual directors, may do so in writing by directing correspondence to a director or directors at the address appearing on the first page of this proxy statement.

Compensation Committee Interlocks and Insider Participation

For Fiscal 2006, no employee or officer or former employee or officer of the Company was a member of the Compensation Committee and there were no relationships involving Messrs. Kaplan and Temple, the members of the Company’s Compensation Committee, required to be reported pursuant to Item 402(j) of Regulation S-K.

Compensation of Directors

Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Company’s board of directors. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director.

In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock.

OTHER MATTERS

The board of directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders.  If any such matter is properly brought before the meeting, the Proxy Committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law.  You are urged to mark, sign and date your proxy and return it immediately.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based on the Company’s review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2006 were made on a timely basis except that: Mr. Benjamin D. Goldman failed to timely report on Form 4 his sale of 5,000 shares of Common Stock in July 2005; Mr. Joseph A. Santangelo failed to timely report on Form 4 his sale of 1,400 shares of Common Stock in July 2005; and Mr. J. Russell Parker failed to timely report on Form 4 his sale of 2,500 shares of Common Stock in May 2005, 3,000 shares of Common Stock in February 2005 and 5,300 shares of Common Stock in March 2006.  Messrs. Goldman, Santangelo and Parker have since filed the appropriate Section 16(a) reports with respect to these transactions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on September 30, 2006, certain information with respect to the holdings of (i) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (ii) all executive officers, directors and nominees for director as a group, and (iii) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company’s shares of Common Stock, based upon Company records or Securities and Exchange Commission records.  Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

Name of beneficial owner	Number of Shares Beneficially Owned		Percent of Class

Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer	11,312,303	(1)	61.3%
Michael T. Vesey, Director and President and Chief Operating Officer	502,331	(2)	2.7%
Benjamin D. Goldman, Vice Chairman of the Board	1,080,221	(3)	5.9%
Jerome S. Goodman, Director	167,788	(4)	*
Robert N. Goodman, Director	50,000		*
Andrew N. Heine, Director	35,000		*
David Kaplan, Director	69,000	(5)	*
Lewis Katz, Director	489,000	(6)	2.6%
Robert M. Segal, Director	68,000		*
John W. Temple, Director	42,500		*
Robert Fitzsimmons, President of Masterpiece Homes	54,800	(7)	*
Kyle Upper, Executive Vice President	31,000	(8)	*

All directors and executive officers as a group (22 persons)	14,080,952	(9)	75.7%

*                                         Less than 1% of the outstanding shares of the Company’s Common Stock.

(1)                                  The shares reflected include (a) 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner, (c) 46,000 shares (of which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation, (d) 175 shares owned by a trust, of which Mr. Orleans is the trustee, and (e) 7,000 shares owned by Mr. Orleans’ wife.  Mr. Orleans’ business address is 3333 Street Road, Bensalem, PA 19020.

(2)                                  The shares reflected include (a) 700 shares (of which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey’s minor children, and (b) 40,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.  Mr.Vesey’s business address is 3333 Street Road, Bensalem, PA 19020.

(3)                                  The shares reflected include (a) 100,000 shares owned by a trust of which Mr. Goldman is the trustee and (b) 606,282 shares (of which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. Mr. Goldman’s business address is 3333 Street Road, Bensalem, PA 19020.

(4)                                  The shares are owned by a limited partnership of which Mr. Goodman controls the general partner.

(5)                                  The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.

(6)                                  The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.

(7)                                  The shares reflected include 15,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.

(8)                                  The shares reflected include 30,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.

(9)                                  The shares reflected include 135,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information as to all compensation paid by the Company for services in each of the Company’s last three fiscal years ended June 30 to:  (i) the Company’s Chief Executive Officer and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of Fiscal 2006 and whose total annual salary and bonus exceeded $100,000 in Fiscal 2006 (together with the Chief Executive Officer, the “Named Executive Officers”).

	Annual Compensation						Long Term Compensation Awards
							Restricted		Shares
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation		Stock Awards		Underlying Options/SARS

Jeffrey P. Orleans	2006	$850,000	$3,357,270		$34,485	(1)	—		—
Chairman and CEO	2005	720,000	2,965,650		24,304	(1)	—		—
	2004	300,000	2,136,720		387,983	(2)	—		—

Michael T. Vesey	2006	$235,000	$1,678,635		$6,300	(3)(4)	—		—
President and Chief Operating	2005	235,000	1,482,825		6,300	(3)(4)	$2,592,500		—
Officer	2004	235,000	1,100,860	(5)	6,000	(3)(4)		(5)	—

Robert Fitzsimmons	2006	$150,000	$1,576,343	(6)	$6,300	(3)(4)	—		—
President, Masterpiece Homes,	2005	150,000	1,600,277		6,300	(3)(4)	—		—
Inc.	2004	141,400	—		6,000	(3)(4)	—		45,000

Kyle Upper	2006	$175,000	$600,000		$6,300	(3)(4)	—		—
Executive Vice President	2005	175,000	500,000	(7)	6,300	(3)(4)		(7)	20,000
	2004	140,000	180,000		6,000	(3)(4)	—		—

Thomas Vesey	2006	$175,000	$715,065		$6,300	(3)(4)	—		—
Executive Vice President,	2005	150,000	521,825	(8)	6,300	(3)(4)		(8)	—
Southern Region	2004	150,000	94,800	(9)	6,000	(3)(4)		(9)	—

(1)                                  The amount shown includes contributions to a 401(k) plan on behalf of Mr. Orleans and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(2)                                  In the year ended June 30, 2004 (“Fiscal 2004”), the Company capitalized approximately $1,946,000 in costs attributable to the purchase of partial ownership interests in three corporate jets.  The Company incurred approximately $738,000 in costs associated with the use of the aircraft of which $350,199 was attributable to Mr. Orleans’ personal use.  Included in Other Annual Compensation for Fiscal 2004 is the $350,199 for Mr. Orleans’ personal use of the aircraft; Company contributions to a 401(k) plan on behalf of Mr. Orleans; and amounts paid by the Company for group life insurance, medical insurance and certain automobile expenses.

(3)                                  The amount shown is the amount contributed by the Company to a 40l(k) (defined contribution) retirement plan.

(4)                                  The Named Executive Officers also received various other personal benefits, the value of which did not exceed for any fiscal year as to such person the lesser of $50,000 or 10% of his annual salary and bonus.

(5)                                  Mr. Michael Vesey elected to receive 6,270 shares of restricted stock in lieu of $100,007 of his Fiscal 2004 bonus amount.  On the date of grant, if the shares were not restricted, they would have had a fair market value of $134,930.

(6)                                  Amount shown is Mr. Fitzsimmons’ bonus earned through December 31, 2005 and paid in March 2006.

(7)                                Mr. Upper elected to receive 1,000 shares of restricted stock in lieu of $20,110 of his Fiscal 2005 bonus amount.  On the date of grant, if the shares were not restricted, they would have had a fair market value of $23,370.

(8)                                  Mr. Thomas Vesey elected to receive 2,594 shares of restricted stock in lieu of $52,165 of his FY2005 bonus amount.  On the date of grant, if the shares were not restricted, they would have had a fair market value of $60,622.

(9)                                  Mr. Thomas Vesey elected to receive 1,204 shares of restricted stock in lieu of $19,204 of his FY2004 bonus amount.  On the date of grant, if the shares were not restricted, they would have had a fair market value of $24,923.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for the named executive officers exercises of stock options during Fiscal 2006 and year-end values.

			Number of Securities Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
	Acquired on	Value	June 30, 2006 (#)		At June 30, 2006 ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey P. Orleans	—	—	—	—	—	—
Michael T. Vesey	—	—	240,000	—	$3,552,500	—
Robert Fitzsimmons	—	—	15,000	15,000	84,150	$84,150
Kyle Upper	—	—	30,000	10,000	301,250	—
Thomas Vesey	—	—	—	—	—	—

(1)                                  In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option.  The closing market price of the Company’s Common Stock on June 30, 2006 was $16.25 per share.

Option/SAR Grants

The Company did not grant any options or SARs to its Named Executive Officers in Fiscal 2006.

Market for Registrant’s Common Stock and Related Stockholder Matters

The principal market on which the Company’s Common Stock is traded is the American Stock Exchange, Inc. (Symbol: OHB).

The closing price range for the Company’s Common Stock as reported by the American Stock Exchange for the periods indicated below are as follows:

Fiscal year ended June 30,		High	Low
2006	First Quarter	$27.72	$21.74
	Second Quarter	24.64	18.35
	Third Quarter	20.26	16.95
	Fourth Quarter	21.25	15.45

2005	First Quarter	$22.75	$15.40
	Second Quarter	22.75	17.81
	Third Quarter	21.95	18.13
	Fourth Quarter	23.80	16.50

The number of Common Stock holders of record of the Company as of September 30, 2006 was approximately 160.  The Company made quarterly dividend payments of $.02 per share beginning with the third quarter of Fiscal 2005.  Previously, the Company had not paid a cash dividend since December 1982.  While the Company is currently paying a quarterly cash dividend on its Common Stock, there is no assurance that the Company will continue to do so.  Any decision to pay dividends in the future will be made by the Company’s board of directors based on numerous factors, including the Company’s earnings, capital requirements and market conditions.

Performance Graph

The graph set forth below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock of the Company during the five years ended June 30, 2006 with (1) the cumulative total return on the American Stock Exchange Index and (2) the cumulative total return on a selected peer group index.  The Company’s peer group is the Standard & Poor’s Homebuilding Index.  The comparison assumes $100 was invested on June 30, 2001 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of any dividends.  The closing market price of the Company’s Common Stock as of June 30, 2006 was $16.25 per share.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ORLEANS HOMEBUILDERS, INC., THE AMEX MARKET VALUE

(U.S. & FOREIGN) INDEX AND THE S & P HOMEBUILDING INDEX

*      $100 invested on 6/30/01 in stock or index-including reinvestment of dividends.

Fiscal year ending June 30.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

	Years Ending
	June 2001	June 2002	June 2003	June 2004	June 2005	June 2006

ORLEANS HOMEBUILDERS, INC.	100.00	284.05	355.48	640.20	780.25	542.39
AMEX MARKET VALUE (U.S. & FOREIGN)	100.00	108.89	115.42	151.47	188.18	231.19
S & P HOMEBUILDING	100.00	147.74	179.47	251.46	433.07	292.98

Employment Contracts with Named Executives

Jeffrey P. Orleans.  The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either the Company or Mr. Orleans gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to this employment agreement, Mr. Orleans is to serve as the Chairman of the Company’s board of directors and the Company’s Chief Executive Officer and is to be paid a base salary effective July 1, 2005 of $850,000.  In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company’s pre-tax profits as defined by the agreement. This bonus compensation is awarded in a manner consistent with the Orleans Homebuilders, Inc. Incentive Compensation Plan.

Mr. Orleans’ employment agreement also provides that if his employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

Under Mr. Orleans’ employment agreement, he is also entitled to certain fringe benefits, including health and life insurance generally available to the Company’s senior officers. The Company also pays certain vehicle expenses for Mr. Orleans and paid certain air travel expenses for Mr. Orleans in 2003 and 2004.

Robert Fitzsimmons.  Masterpiece Homes, a wholly owned subsidiary of the Company, entered into an employment agreement with Robert Fitzsimmons in July 2003 in connection with the Company’s acquisition of Masterpiece Homes. Mr. Fitzsimmons’ employment agreement has no pre-set term. However, Masterpiece Homes may terminate Mr. Fitzsimmons’ employment agreement at any time for any or no reason upon 14 days prior written notice, subject to certain severance payments under certain circumstances. Pursuant to his employment agreement, Mr. Fitzsimmons served as the President of Masterpiece Homes, and was paid a base salary of $150,000 and was also entitled to receive certain other incentive compensation. Mr. Fitzsimmons’ employment with Masterpiece Homes ended on October 26, 2006.

In accordance with his employment agreement and the agreement pursuant to which the Company acquired Masterpiece Homes, Mr. Fitzsimmons received $710,000 on January 10, 2005 as part of the Company’s payment of the Masterpiece Homes purchase price.  Mr. Fitzsimmons is also entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes for the calendar years 2004, 2005 and 2006, unless Mr. Fitzsimmons is terminated for “cause” or terminates his employment without “good reason” prior to December 31, 2005 or 2006, as applicable. “Cause” and “good reason” are each defined by Mr. Fitzsimmons’ employment agreement. In addition, Mr. Fitzsimmons is also entitled to receive on a yearly basis a bonus or other additional compensation, the amount of which is to be determined by the Company in its sole discretion based upon certain pre-tax profits attributable to the operations of Masterpiece Homes. Mr. Fitzsimmons’ employment agreement also provides that he is entitled to certain fringe benefits, including health insurance, participation in the Company’s 401(k) plan, a vehicle allowance and disability insurance.  For Fiscal 2006, Mr. Fitzsimmons received $1,576,343 pursuant to the provisions in his employment agreement providing that he is to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes in calendar years 2004, 2005 and 2006.  Mr. Fitzsimmons did not receive a discretionary bonus for Fiscal 2006.

Pursuant to his employment agreement, Mr. Fitzsimmons also acquired options to purchase up to 45,000 shares of the Company’s Common Stock at an exercise price of $10.64 per share.  On April 4, 2005, Mr. Fitzsimmons exercised 15,000 of these options.  Subject to certain conditions relating to his employment as set forth in his employment agreement, the options vest in three equal installments on December 31, 2004, 2005 and 2006. Under certain circumstances, vesting of the options may be accelerated. The number of shares subject to the options also may be adjusted to reflect any stock splits, subdivisions, combinations or similar transactions.

If Mr. Fitzsimmons’ employment is terminated by Masterpiece Homes without “cause” or he terminates his employment for “good reason” prior to January 28, 2007, then he is entitled to certain severance compensation consisting of his base salary until January 28, 2007 and the cash equivalent of his monthly medical insurance premium paid by Masterpiece Homes for 42 months less the number of full months he was employed by Masterpiece Homes subsequent to July 2003.

In addition to the terms and conditions described above, Mr. Fitzsimmons’ employment agreement also contains terms and conditions the Company believes are typical of employment agreements with executive officers of companies of comparable size and in the homebuilding industry.

Joel A. Armstrong.  On April 7, 2006, the Company entered into an Employment Agreement with Joel A. Armstrong, Executive Vice President of the Company, which became effective May 1, 2006.  Mr. Armstrong’s employment agreement has a term of three years and does not provide for any automatic extensions. Either the Company or Mr. Armstrong may terminate Mr. Armstrong’s employment with or without “Cause” (as such term is defined in his employment agreement). If the Company terminates Mr. Armstrong’s employment agreement without Cause, Mr. Armstrong is entitled to continue to receive his base salary and any bonus to which he is entitled for the lesser of 12 months or the remaining term of the employment agreement.

Pursuant to Mr. Armstrong’s employment agreement, he is entitled to a base salary of $600,000 per year, payable in accordance with the Company’s normal payroll practices, and a bonus of $500,000 per year, payable semi-annually. His employment agreement provides for four weeks of vacation during each calendar year of Mr. Armstrong’s employment with the Company. In addition, Mr. Armstrong’s employment agreement provides that he will be eligible to participate in the Company’s insurance and health benefit plans, subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance.

Mr. Armstrong’s employment agreement contains a noncompetition section pursuant to which Mr. Armstrong generally is precluded from engaging in or being financially interested in any business operating in the states of Arizona, Florida or Illinois engaged in the construction or marketing of homes or the acquisition or development of property for residential purposes so long as Mr. Armstrong is receiving post-termination payments from the Company. Mr. Armstrong’s employment agreement also contains confidentiality provisions relating to the Company’s confidential information.

C. Dean Amann II.  Effective June 19, 2006, the Company entered into an At-Will Employment Agreement with C. Dean Amann II, Executive Vice President of the Company, which provides that Mr. Amann’s employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Amann, for any or no reason.

Mr. Amann’s employment agreement provides that his initial annual base salary is $525,000 per year, payable in accordance with the Company’s normal payroll practices. Subject to the approval of the Amann Cash Bonus Plan (see Proposal Three) by the Company’s stockholders on or before June 5, 2007, Mr. Amann is entitled to receive a bonus equal to 3% of the profit of the Company’s Northern Division and Midwestern Division, determined on a pre-tax basis and after accrual and/or payment of bonuses, provided that he is employed by the Company on the date of payment. Mr. Amann’s base salary and bonus based on profits is subject to review and revision by the Company from time to time. Mr. Amann is also entitled to receive a one-time bonus payable over three fiscal years in the aggregate amount of $1,100,000, provided that he is employed by the Company on each scheduled payment date. In addition, Mr. Amann’s employment agreement provides that he will be eligible to participate in the Company’s insurance and health benefit plans, supplemental executive retirement plan and executive compensation deferral plan, subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance, reimbursement of relocation expenses and price protection with respect to the sale of his current residence.

In addition to the above, Mr. Amann’s employment agreement provides that he is entitled to receive an option to acquire 250,000 shares of Company common stock with an exercise price equal to the fair market value of the Company’s common stock on June 19, 2006, $15.63, provided that on or before June 5, 2007 the Company’s stockholders approve an amendment to the Company’s 2004 Omnibus Stock Incentive Plan increasing the number of shares of Company common stock available under the plan to an amount sufficient to allow the issuance of the shares of common stock subject to the option (see Proposal Two). Mr. Amann’s option will vest in four equal installments on each of the first four anniversaries of the effective date of the Employment Agreement and be issued in the form approved by the Company’s Compensation Committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Compensation Committee.

The Compensation Committee consists of Messrs. Kaplan and Temple both of whom have been determined to meet the American Stock Exchange’s standards for independence, and is chaired by Mr. Kaplan.  The Compensation Committee reviews and determines salaries, bonuses and other forms of compensation for executive officers of the Company other than the Chief Executive Officer and, with respect to the Chief Executive Officer, the Compensation Committee recommends to the board of directors his salary, bonus and other compensation.  The Compensation Committee also approves grants and awards of equity-based compensation.  Copies of the Compensation Committee’s charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

Overview and Philosophy.

The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company’s stockholders.  The Compensation Committee believes that the objectives of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to annual corporate earnings and by providing incentives to management through the selective use of stock options and other equity-based compensation.  Consistent with this philosophy, compensation for the Company’s executives consists of a base salary, a bonus and, in some cases, stock awards, stock options or other equity-based compensation.

Compensation of the Chief Executive Officer.

For Fiscal 2006, the compensation of the Company’s Chief Executive Officer, Mr. Orleans, was reviewed by the Compensation Committee and approved by the board of directors.  For Fiscal 2006, Mr. Orleans’ base salary was $850,000.  The Compensation Committee believes that Mr. Orleans’ base salary is competitive with salaries comparable companies pay their chief executive officers.  Mr. Orleans Fiscal 2006 bonus of $3,357,270 was paid pursuant to the Orleans Homebuilders Incentive Compensation Plan and Mr. Orleans’ employment agreement with the Company which calls for him to receive an annual bonus equal to three percent of certain of the Company’s pre-tax profits as defined by the agreement.  Mr. Orleans’ employment agreement with the Company is discussed above under the caption “Employment Contracts with Named Executives.”  The Compensation Committee continues to believe that tying a substantial portion of Mr. Orleans’ compensation to the Company’s performance properly focuses Mr. Orleans on the objectives of the Company’s stockholders.  Mr. Orleans was not awarded any equity-based compensation in or for Fiscal 2006.

Other Executive Officers’ Compensation.

For Fiscal 2006, the base salary of the Company’s President and Chief Operating Officer, Mr. Michael Vesey, remained unchanged from Fiscal 2005 at $235,000 and he received a bonus of $1,678,635 for Fiscal 2006.  Mr. Upper’s base salary and bonus for Fiscal 2006 were $175,000 and $600,000, respectively.  Mr. Thomas Vesey’s base salary and bonus for Fiscal 2006 were $175,000 and $715,065, respectively.  The incentive compensation was awarded pursuant to the Orleans Homebuilders, Inc. Incentive Compensation Plan and approved by the Compensation Committee.  For Fiscal 2006, the amount and nature of incentive compensation received by the Company’s other executive officers was determined in accordance with the recommendations of the Chief Executive Officer and the President and approved by the Compensation Committee.

Base Salary.

The base compensation to executive officers of the Company is generally in the low range of base salary amounts paid to comparable executive officers at similar companies.  Generally, increases in base salaries have been limited over the last several fiscal years and are adjusted based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions.  Mr. Fitzsimmons’ base salary for Fiscal 2006 was set by his employment agreement with Masterpiece Homes that was negotiated in connection with the Company’s acquisition of Masterpiece Homes in Fiscal 2003.  The Compensation Committee believes that the Company’s executive officers are paid base salaries commensurate with their qualifications, experience and responsibilities.

Incentive Compensation Programs.

Incentive Compensation Plan.  The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company’s operating financial performance.  Accordingly, effective as of July 1, 2002, the board of directors adopted the Orleans Homebuilders, Inc. Incentive Compensation Plan, which was an amendment and restatement of the incentive compensation plan initially adopted by the board of directors in 1994.  As of October 1, 2003, the board of directors adopted an amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan allowing payment of all or a part of bonus awards under the Incentive Compensation Plan to be made in shares of the Company’s Common Stock, which may be subject to various restrictions and terms.

For Fiscal 2006, management continued its use of management performance goals, which included continued growth in profitability, reduction of unproductive assets, acquisition and financing of new and existing assets, and improvements by management to reduce overhead and increase efficiency.  With respect to Fiscal 2006, pursuant to the Orleans Homebuilders, Inc. Incentive Compensation Plan, 3.0% of pre-tax profits were awarded to Mr. Orleans, 1.5% of pre-tax profits were awarded to Mr. Vesey and 0.5% of pre-tax profits were awarded to Mr. Upper.  An aggregate of approximately 3.0% of pre-tax profits were awarded to certain of the Company’s other senior officers based upon their attainment of certain performance goals and the recommendations of the Company’s Chief Executive Officer and President.

The incentive compensation plan discussed above does not apply to executive officers in the Company’s southern region, or other key employees in the Company’s southern, Midwestern or Florida regions.  Any bonus compensation awarded to officers in these regions was awarded at the discretion of the Company and approved by the Compensation Committee, except that Division Presidents participated in the incentive compensation plan described below.  Similarly, the incentive compensation plan does not apply to Mr. Fitzsimmons in the Company’s Florida region.  Mr. Fitzsimmons’ incentive compensation is determined by his employment agreement with Masterpiece Homes.

Incentive Compensation Plan for Division Presidents.  On September 9, 2005, the Company’s Compensation Committee also approved an incentive compensation arrangement for its Division Presidents first effective for the Company’s fiscal year ending June 30, 2006. The Division Presidents do not participate in the incentive compensation plan described above and the incentive compensation arrangement for Division Presidents does not apply to the Company’s northern region.

Under the incentive compensation arrangement for Division Presidents, 80% of a Division President’s annual bonus is based upon the division’s financial performance, 10% is based upon the achievement of division-specific objectives determined by the Company’s President, and 10% is based upon the achievement of Company-wide objectives determined by the President.

The maximum aggregate bonus a Division President may earn (for all three components) is calculated after the close of the fiscal year by multiplying the division’s economic profit by a percentage determined by the Company’s President during the first quarter of the fiscal year. The economic profit for each division is equal to the division’s pretax income (before the Division President’s bonus expense), less a capital charge. The capital charge is a percentage of the division’s net assets.

The portion of the Division President’s bonus attributable to the division’s financial performance is calculated as follows:

The Company’s management sets an upper target and a lower target for the division’s economic profit percentage. The economic profit percentage is determined by dividing the division’s economic profit by its homebuilding revenue. The Company’s management also sets the upper, middle and lower bonus rates to be applied to the division’s fiscal year’s economic profit to determine the dollar amount of the bonus to be awarded to the Division President. If the division meets or exceeds the targeted economic profit percentage, the highest bonus rate will be applied and the Division President will earn the maximum bonus; if the division does not meet the lower target, the lowest bonus rate will be applied and the Division President will earn only the minimum bonus; and if the division’s economic profit percentage is between the upper and lower targets, the middle bonus rate will be applied and the Division President will earn the middle bonus.

The remaining portion, 20% of the Division Presidents’ bonuses, subject to approval by the Compensation Committee, will be determined by the President based upon the attainment of division-specific goals and Company-wide goals.

Incentive Compensation Plan for Mr. Fitzsimmons.  In accordance with his employment agreement, for calendar years 2004, 2005 and 2006, Mr. Fitzsimmons is entitled to receive an amount equal to 25% of certain pre-tax profits attributable to the operations of Masterpiece Homes, subject to certain conditions.  Mr. Fitzsimmons may, in the Company’s discretion, also receive additional incentive compensation based on certain pre-tax profits attributable to the operations of Masterpiece Homes.

Incentive Compensation Plan for Mr. C. Dean Amann.  On June 6, 2006, the board of directors approved and adopted, subject to stockholder approval, the Orleans Homebuilders Cash Bonus Plan for C. Dean Amann II (the “Amann Cash Bonus Plan”).  In connection with his employment, the board of directors has approved and adopted the Amann Cash Bonus Plan with the goal of aligning Mr. Amann’s interests as Executive Vice President with the interests of the Company’s stockholders.  Mr. Amann is the only participant in the Amann Cash Bonus Plan.  Under the Amann Cash Bonus Plan, Mr. Amann may be awarded annually up to 3% of certain pre-tax profits attributable to the Company’s Northern and Midwestern Divisions.  No awards will be granted under the Amann Cash Bonus Plan unless and until Proposal Three is approved by the Company’s stockholders.  See Proposal Three “Approval of Orleans Homebuilders, Inc. Cash Bonus Plan for C. Dean Amann II” above for additional information regarding the Amann Cash Bonus Plan.

With the exception of incentive compensation paid to Mr. Fitzsimmons, all incentive compensation paid to executive officers for Fiscal 2006 was approved by the Compensation Committee.

Equity-Based Compensation

Awards of equity-based compensation, such as stock options, restricted stock awards and stock appreciation rights, are intended to align directly the interests of the Company’s executives and the stockholders in the enhancement of stockholder value.  The ultimate value of stock options, restricted stock awards and stock appreciation rights that have been awarded, or that may in the future be awarded, is directly tied to increases in the Company’s stock price.

In Fiscal 2006, equity compensation was provided primarily in connection with the Orleans Homebuilders, Inc. Incentive Compensation pursuant to which the Company gives each eligible employee the right to receive up to 10% of his or her bonus in the form of Company Common Stock valued at a 15% discount from the market price on July 1, 2006.  In Fiscal 2006, no employees chose to receive any part of a bonus in the form of Company Common Stock.  In Fiscal 2006, the Company also awarded options to acquire an aggregate of 250,000 shares of Common Stock to Mr. Amann, subject to stockholder approval.  The options vest in installments over four years and have an exercise price equal to the fair market value of the Company’s Common Stock on the date the Compensation Committee authorized the grant.

Deductibility of Compensation in Excess of $1,000,000

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to corporation’s chief executive officer and each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.”  The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under the Code.

Other Benefits.

The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees.  The Compensation Committee believes that such benefits are comparable to those offered by other comparable companies.  Except for benefits to Mr. Orleans, the amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

The Compensation Committee

David Kaplan, Chairman
John W. Temple

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with A.P. Orleans Insurance Agency, Inc.

The Company places a majority of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company paid premiums and fees associated with insurance policies and surety bonds provided by the entity controlled by Mr. Orleans of approximately $2,109,000 and $3,207,000 during fiscal years 2006 and 2005, respectively. These costs are considered to approximate fair market value for the insurance policies and bonds purchased.

Relationship with Title Insurer

Mr. Goldman and Mr. Orleans each own a 31% equity interest in a limited partnership that had a consulting agreement with a third party real estate title insurance company (the “Title Company”). The Company purchases real estate title insurance and related closing services from the Title Company for various parcels of land acquired by the Company. The Company paid the Title Company approximately $134,023 and $800,000 in fiscal years 2006 and 2005, respectively.  The consulting agreement terminated in July 2005 and none of the amount paid to the Title Company in Fiscal 2006 was paid prior to the termination of the consulting agreement.  These costs are considered to approximate fair value for services provided. In addition, the Company’s homebuyers may elect to utilize the Title Company for the purchase of real estate title insurance and real estate closing services but, the homebuyers are under no obligation to do so.

Under the terms of the consulting agreement, the limited partnership providing the consulting services was entitled to receive 50% of the pretax profits attributable to certain operations of the Title Company, subject to certain adjustments. In addition, the limited partnership and the principals of the limited partnership, including Mr. Goldman and Mr. Orleans, had agreed not to engage in the real estate title insurance business or the real estate closing business during the term of the consulting agreement.

Other

During Fiscal 2003 the Company entered into two separate ten year leases for the rental of office space with a company that is controlled by Mr. Orleans. The Company took possession of the leased premises in May

2004 at which time the lease term began. The annual rental for the leased office space is $112,000 and escalates to $128,000 after the fifth year of the lease. The Company is also responsible to pay its pro rata share of common area maintenance costs. These costs are considered to approximate fair market value for the leased office space.

Mr. Orleans owns a 33.5% equity interest in Marne Associates, LLC and trusts for the benefit of certain members of his family collectively own a 16.5% equity interest in Marne Associates, LLC. Mr. Benjamin Goldman, the Company’s Vice Chairman, is the trustee of each of the trusts.  On May 5, 2003, the Company executed a lease with Marne Associates, LLC for 8,000 square feet of office space in a shopping center constructed by Marne Associates, LLC. The initial term is five years at $14 per square foot. The Company has the option to renew the lease at the end of the initial term for an additional five years at $16 per square foot.  These costs are considered to approximate fair market value for the leased office space.

The Company owns fractional interests in aircraft.  Mr. Orleans is given access to Company-owned aircraft for personal use.  Mr. Orleans is, however, required to reimburse the Company for the costs associated with such personal use.  In Fiscal 2006, Mr. Orleans reimbursed the Company $939,143 for his personal use of Company-owned aircraft.

On March 20, 2000, Thomas Vesey, the brother of Michael T. Vesey, the Company’s President and Chief Operating Officer, was hired to assist the Company in evaluating and identifying opportunities for expansion into additional market areas. Presently, Mr. Thomas Vesey is the Executive Vice President, Southern Region. During Fiscal 2006, Mr. Thomas Vesey’s annual salary was $175,000 and, in September 2006, he received a bonus of $715,065 related to Fiscal 2006 performance.

In December 2005, the Company, through a wholly owned subsidiary, acquired 50% of Moorefield Title Agency L.C. (“Moorefield Title”). Moorefield Title was formerly controlled by J. Russell Parker, III, President, Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc., who now owns 25.35% of Moorefield Title while Jeffrey C. Guernier, the Company’s Greensboro Division President, owns 4%; and others own the remaining 20.65%.  The Company made payments to Moorefield Title of $173,292 in Fiscal 2006 for title insurance and related services and to reimburse Moorefield Title for certain expenses relating to Moorefield Title employees that perform services for the Company from time to time.  These costs are considered to approximate the fair market value for the title insurance and the other services provided.

The Company leases office space and obtains real estate title insurance for various parcels of land acquired by the Company from companies controlled by Mr. Russell Parker, the President of the Company’s subsidiaries, Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc. The annual rental for the office space leased from an entity partially owned by Mr. Parker is approximately $126,000 and is considered to approximate fair market value for the leased office space.

Robert M. Segal, one of the Company’s directors, is a partner in the law firm Wolf, Block, Schorr and Solis-Cohen LLP, which serves as the Company’s general counsel.  Lewis Katz, one of the Company’s directors, is Of Counsel to the law firm Katz, Ettin & Levine, P.A., which has performed legal services for the Company in the past year.

In the opinion of the board of directors, all of the transactions described above, insofar as they involve transactions with affiliates of the Company, are on terms that are comparable to or not less favorable than, terms which would have been obtainable by the Company from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards and the applicable standards of the Securities and Exchange Commission, and operates under a written charter adopted by the board of directors.  The charter was reproduced as Appendix A to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders.  Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

All of the members of the Audit Committee are able to read and understand fundamental financial statements.  In addition, John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission rules.

The Audit Committee of the board of directors oversees the Company’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s quarterly unaudited and annual audited financial statements with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee also reviewed and discussed the Company’s audited financial statements for Fiscal 2006 with the Company’s independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with them their independence.

The Audit Committee discussed with the Company’s independent public accounting firm the overall scope and plans for the audit.  The Audit Committee met with them, with and without management present, to discuss the results of their examination, their evaluation of the Company’s system of internal control, and the overall quality of the Company’s financial reporting.  The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2006.  The Audit Committee’s recommendation was considered and accepted by the board of directors.

Audit Committee

John W. Temple, Chairman
Robert N. Goodman
Andrew N. Heine

ADDITIONAL INFORMATION REGARDING THE AUDITORS

PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its fiscal year ended June 30, 2007.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

Audit Fees.

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for audit and audit-related services totaled approximately $706,000 and $821,000 for Fiscal 2006 and Fiscal 2005, respectively.

The aggregate fee for Fiscal 2005 includes $175,000 in fees related to the Fiscal 2005 audit that were paid to PricewaterhouseCoopers LLP in December 2005.

These fees include fees associated with the audit of the Company’s annual financial statements and for the review of financial statements included in the Company’s quarterly reports on Form l0-Q.  For Fiscal 2006 and Fiscal 2005, the fees included fees associated with the audit of the Company’s internal controls.

Audit-Related Fees.

All fees for audit-related services were disclosed under the caption “Audit Fees” above.

Tax Fees

Fees for tax services, including tax compliance, tax advice, and tax planning, total $0 and approximately  $18,000 for Fiscal 2006 and Fiscal 2005, respectively.

All Other Fees.

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to business acquisitions, a comfort letter and consulting related to the Sarbanes-Oxley Act of 2002 were approximately $18,500 and $172,000 for Fiscal 2006 and Fiscal 2005, respectively.

The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

The Audit Committee Charter provides that the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm.  All fees of PricewaterhouseCoopers LLP were approved by the Audit Committee for Fiscal 2006.

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Securities Exchange Act of 1934 Rule 14a-8(e), proposals which stockholders desire to have included in the Company’s proxy statement for the annual meeting in 2007 must be submitted in writing and received by the Company at its principal executive offices on or before July 1, 2007.  Any Stockholder wishing to propose a nominee for membership on the Company’s board of directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the board of directors, indicating the nominee’s qualifications and other biographical information and providing confirmation of the nominee’s consent to serve as a director.

A stockholder may wish to have a proposal presented at the 2007 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting.  If notice of any such proposal is not received by the Company at its principal executive offices on or before September 21, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).  Therefore, the Company’s Proxy Committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2007 Annual Meeting of Stockholders.

The Company has not been notified by any stockholder of such stockholder’s intent to present a stockholder proposal from the floor at this year’s Annual Meeting.  The enclosed proxy grants the Proxy Committee discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR

Any stockholder of record, owning at least one percent of stock entitled to vote in the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, may submit a nomination for director by following the procedures outlined in Section 2.13 of the Company’s By-laws.  In general, Section 2.13 provides that a stockholder must provide timely written notice to the Secretary of the Company not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.  Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (viii) the written consent of each nominee to serve as a director of the Company if so elected.

ANNUAL REPORT ON FORM 10-K

THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2006.  COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE.  ALL REQUESTS SHOULD BE DIRECTED TO JOSEPH A. SANTANGELO, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.

October 27, 2006

By Order of the Board of Directors

JOSEPH A. SANTANGELO,
Chief Financial Officer, Treasurer and Secretary

APPENDIX A

AMENDED AND RESTATED

ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS

STOCK INCENTIVE PLAN

As Adopted by the Board of Directors

(Effective as of August 26, 2004; Amended and Restated as of June 6, 2006)

1.                                       Purpose.  Orleans Homebuilders, Inc., a Delaware corporation (the “Company”), adopted the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan on August 26, 2005 (the “Original Plan”), which replaced all other stock option and award plans of the Company (other than the Orleans Homebuilders, Inc. Stock Award Plan), which plans were deemed to have been amended and restated and incorporated into the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, so that outstanding grants made under any such prior plan, if forfeited, result in the shares that were subject to such grants being again available for grants hereunder, as provided pursuant to Section 6, below.  The Company adopted this amendment and restatement of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan (as amended and restated, the “Plan”) on June 6, 2006 as set forth herein to increase the number of shares of Company common stock available under the Plan, subject to the approval of the Company’s shareholders.

The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined herein), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.  Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of shareholders, through receipt of rights to acquire the Company’s Common Stock, par value $0.10 per share (the “Common Stock”) and through the transfer or issuance of Common Stock or other Awards (as defined herein).  In addition, the Plan is intended as an additional incentive to directors of the Company or of any Affiliate who are not employees of the Company or an Affiliate to serve on the Board of Directors of the Company or on the boards of directors (or any similar governing body) of an Affiliate and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.  Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

2.                                       Definitions.  Unless the context clearly indicates otherwise, the following capitalized terms when used in the Plan shall have the following meanings:

(a)                                  “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision, and, for purposes of Grants other than ISOs, any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Committee determines should be treated as an Affiliate for purposes of the Plan.

(b)                                 “Award” shall mean a transfer of Common Stock made pursuant to the terms of the Plan subject to such terms, benefits or restrictions as the Committee shall specify in the Grant Document.

(c)                                  “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)                                 “Capitalization Adjustment” means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions of Section 13 of the Plan.

(e)                                  “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following dates:

(i)                                     the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

(ii)                                  the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

(iii)                               the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Common Stock of the Company immediately before the merger or consolidation; or

(iv)                              the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as “Orleans Family Members”), (C) any entity a majority of the equity in which is owned by Orleans Family Members), or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members), shall have become the

2

beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Company’s Common Stock.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(g)                                 “Committee” shall have the meaning set forth in Section 3 of the Plan.

(h)                                 “Covered Employee” means any Employee who is treated as a “covered employee” for purposes of Code Section 162(m).

(i)                                     “Disability” means a condition of a Grantee that constitutes a “disability” as that term is defined in Section 22(e)(3) of the Code.

(j)                                     “Employee” means an employee of the Company or an Affiliate.

(k)                                  “Fair Market Value” means, with respect to a share of the Common Stock:

(i)                                     if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the closing price thereof on the relevant date; or

(ii)                                  if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ; or

(iii)                               if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

Provided, however, that if the Common Stock is not traded in a public market, the Fair Market Value of a share shall be as determined in good faith by the Committee, taking into account all relevant facts and circumstances.

(l)                                     “Fiscal Year Grant Limitation” means the limitation on the number of shares of Common Stock that may be subject to Grants made to any one person during any one fiscal year of the Company, which limitation shall be 250,000 shares, subject to a permitted Capitalization Adjustment.

(m)                               “Grant” shall mean any Option, Award or SAR granted under the Plan.

(n)                                 “Grantee” shall mean a person to whom an Option, Award or SAR has been granted pursuant to the Plan.

(o)                                 “Grant Document” shall mean the document provided to a Grantee by the Company describing and establishing the terms of any Grant made pursuant to the Plan.

3

(p)                                 “ISO” means an Option granted under the Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(q)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(r)                                    “Non-Employee Director” shall mean a member of the Board who is a “non-employee director” as that term is defined in paragraph (b)(3) of Rule 16b-3 (as defined herein) and an “outside director” as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

(s)                                  “Non-Employee Director Committee” means a committee designated by the Board to act as the Committee with respect to the Plan that consists solely of two or more Non-Employee Directors.

(t)                                    “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.  The term Non-qualified Stock Option shall also be applicable to any portion of an option that does not qualify for treatment as an ISO.

(u)                                 “Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

(v)                                 “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as set forth in the Grant Document.

(w)                               “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

(x)                                   “SAR” means a stock appreciation right granted under the Plan, as defined in Section 11 hereof.

(y)                                 “Section 16 Officers” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to the Company’s Common Stock.

(z)                                   “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(aa)                            “Shares” means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to an SAR) which are subject to any Grant made under the Plan.

3.                                       Administration of the Plan.  The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to

4

operate and administer the Plan with respect to all or a designated portion of the participants.  To the extent that the Committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate Non-Employee Director to administer the Plan with respect to those persons.   Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the “Committee.”

(a)                                  Meetings.  The Committee shall hold meetings at such times and places as it may determine.  The Committee may take action only upon the agreement of a majority of the whole Committee.  Any action which the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

(b)                                 Exculpation.  No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or making any Grants under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

(c)                                  Indemnification.  Service on the Committee shall constitute service as a member of the Board.  Each member of the Committee shall be entitled, without further act on the member’s part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the issuance of any Grant thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

(d)                                 Interpretation and Authority of the Committee.  The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke policies, rules and/or regulations for its administration that are not inconsistent with the express terms of the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by means of Grants made under the Plan or constitute a material amendment for any purpose under the Code.  In addition, the Committee shall, subject to any specific provisions or limitations applicable under the Plan, have the authority to make such adjustments to the terms and conditions of any Grants made under the Plan in order to take into account any facts and circumstances that influence the effectiveness of the Plan as a method of providing appropriate current performance incentives for recipients of Grants, including, but not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees.  Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

5

4.                                       Grants of Options under the Plan.  Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.                                       Eligibility.  All Employees, members of the Board, members of the boards of directors (or any similar governing body) of any Affiliate and consultants and advisors to the Company or any Affiliate shall be eligible to receive Grants hereunder.  Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities.  The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

6.                                       Shares Subject to Plan.  The aggregate maximum number of Shares as to which Grants may be issued pursuant to the Plan is                  (subject to a permitted Capitalization Adjustment).  The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.  If a Grant terminates or expires without having been fully exercised for any reason or has been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares as to which the Grant was not exercised or the Shares that were conveyed back to the Company shall again be available for issuance pursuant to the terms of one or more Grants pursuant to the Plan.

7.                                       Fiscal Year Grant Limitation.  Notwithstanding anything herein to the contrary, no Grantee shall be issued Grants during any one fiscal year of the Company for shares of Common Stock in excess of the Fiscal Year Grant Limitation.

8.                                       Term of the Plan.  The Plan (as amended and restated) is effective as of June 6, 2006, the date on which it was adopted by the Board, subject to the approval of the Plan within one year after such date (the “Approval Date”) by the shareholders in the manner required by state law.  If the Plan as amended and restated is not so approved by the shareholders, the Plan (as amended and restated) and all Grants issued under the Plan (as amended and restated) in excess of the limitation set forth in Section 6 of the Original Plan shall be null and void as of the close of business on the Approval Date and the Original Plan shall continue in full force and effect as if this amendment and restatement had not been adopted.  No Grants may be issued under the Plan on or after August 26, 2014.

9.                                       Options.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO.  If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan.  Options granted pursuant to the Plan shall be evidenced by the Grant Documents in such form as the Committee shall approve from time to time, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan.  No ISO shall be granted to any person who does not qualify as an employee of the Company or an Affiliate within the meaning of Code Section 422.

6

(a)                                  Number of Option Shares.  Each Grant Document shall state the number of Shares to which it pertains.  A Grantee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.  Notwithstanding anything herein to the contrary, no Grantee shall be granted Options during any one fiscal year of the Company for more than the Fiscal Year Grant Limitation.

(b)                                 Option Price.  Each Grant Document shall state the Option Price, which, for a Non-qualified Stock Option, shall, unless otherwise specified in the Grant Document, be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall in all cases be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 9(b); and provided, further, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.

(c)                                  Exercise.  No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased.  Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Grantee’s acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Grant Documents may be endorsed on the certificates.  Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d)                                 Medium of Payment.  Subject to the terms of the applicable Grant Document, a Grantee shall pay for Shares (i) in cash, (ii) by certified or cashier’s check payable

7

to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board.  The Grantee may also exercise the Option in any other manner as is approved by the Committee or as specifically provided for in the applicable Grant Document.  Furthermore, the Committee may provide in a Grant Document that payment may be made in whole or in part in shares of the Company’s Common Stock held by the Grantee.  If payment is made in whole or in part in shares of the Company’s Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Grantee.  In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Grantee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares.  Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

(e)                                  Termination of Options.

(i)                                     No Option shall be exercisable after the first to occur of the following:

A.                                   Expiration of the Option term specified in the Grant Document, which, in the case of an ISO, shall not occur after (i) ten (10) years from the date of grant, or (ii) five (5) years from the date of grant if the Grantee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

B.                                     Except to the extent otherwise provided in a Grantee’s Grant Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate.  In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.  Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

8

C.                                     The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

D.                                    The occurrence of such other event or events as may be set forth in this Plan or the Grant Document as causing an accelerated expiration of the Option; or

E.                                      Except as otherwise set forth in the Grant Document and subject to the foregoing provisions of this Subsection 9(e)(i), the applicable date set forth below in connection with the Grantee’s termination of employment or service with the Company or any Affiliate.  For these purposes the applicable date is:  (1) where the Grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of such resignation; (2) where the Grantee’s termination of employment or service with the Company or any Affiliate is due to the Grantee’s death or Disability, the date that is one hundred eighty (180) days following such termination; (3) where the Grantee’s termination of employment or service with the Company or any Affiliate is due to the Grantee’s retirement, the second anniversary of such termination; (4) where the Grantee is a member of the Board or of any board of directors (or similar governing body) of an Affiliate and is not an Employee and such Grantee’s service is terminated for any reason other than Disability or death, 90 days following the date of such termination of service; and (5) in all other cases, 30 days after the Grantee’s termination of employment or service with the Company or any Affiliate.  The only Options that may be exercised subsequent to the Grantee’s termination of employment or service with the Company or an Affiliate are those Options which were exercisable on the last date of such employment or service and not Options which, if the Grantee were still employed or rendering service during such post termination period, would become exercisable, unless the Grant Document specifically provides to the contrary or the Committee otherwise approves.  The terms of an executive severance agreement or other agreement between the Company and a Grantee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 9(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Grantee.

(ii)                                  Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Grant Document; provided, however, that any change pursuant to this Subsection 9(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Grantee.

(iii)                               Notwithstanding anything to the contrary contained in the Plan or a Grant Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

(f)                                    Transfers.  Except as otherwise provided in this Subsection 9(f), no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Grantee.  Notwithstanding the foregoing, an Option, other than an ISO, shall be transferable pursuant to a “domestic relations order” as defined in the Code or Title

9

I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and “step” issue, or siblings), (b) trusts for the benefit of immediate family members, and (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case.  Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

(g)                                 Limitation on ISO Grants.  To the extent that the aggregate Fair Market Value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Grantee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as Non-qualified Stock Options.

(h)                                 Other Provisions.  Subject to the provisions of the Plan, the Grant Documents shall contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable.

10.                                 Change of Control.  In the event of a Change of Control, Options and SARs granted pursuant to the Plan shall become immediately exercisable in full, and all Awards shall become fully vested, but only if such vesting is specified in the applicable Grant Document.  In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than thirty (30) days after notice of such acceleration is given to the Grantees; provided, however, that such accelerated expiration date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

11.                                 Stock Appreciation Rights (SARs).

(a)                                  General.  Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant a right (which right shall be referred to as an “SAR”), which may or may not be granted in conjunction with an Option, which right shall entitle the Grantee to receive a payment upon exercise equal to the excess of the Fair Market Value of a specified number of Shares, determined as of the date the SAR is exercised, over the “purchase price” specified in the Grant Document applicable to the SAR.  The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR.  In the event an SAR is granted in conjunction with an Option, the exercise of the SAR shall result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option shall result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the “purchase price” and the times and circumstances in which the SAR may be exercised, shall be the same as are applicable to the Option.  Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Committee in accordance with Subsection 12(c) below and set forth in the applicable Grant

10

Document, either in Shares or in cash or in any combination thereof.  For purposes of the annual and aggregate limitations on shares of Common Stock that may be subject to Grants under the Plan, the grant of an SAR not in conjunction with an Option shall be treated as though such SAR constituted an Option.

(b)                                 Grant.  Each SAR shall relate either to a specific Option granted under the Plan or to a hypothetical Option that could have been granted under the Plan.  Where an SAR is granted in conjunction with an Option granted under the Plan, the Grant Document applicable to the Option shall include provisions indicating the SAR rights.  Where an SAR is granted independent of an Option granted under the Plan, the Grant Document applicable to such SAR shall indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the “purchase price” to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the Plan.  SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR that is granted concurrent with an Option shall be exercisable only at such times and by such individuals as the related Option may be exercised under the Plan and the Grant Document.

(c)                                  Payment.  The Committee shall have sole discretion to determine whether payment in respect of SARs exercised by any Grantee shall be made in shares of Common Stock, or in cash, or in a combination thereof.  If payment is made in Common Stock, the number of shares which shall be issued pursuant to the exercise of SARs shall be determined by dividing the amount of the payment provided for in Section 11(a) above by the Fair Market Value of a share of Common Stock on the exercise date of the SARs.  No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines.  If payment on exercise of an SAR is to be made in cash, the person exercising the SAR shall receive such cash payment as soon as practicable following the date of exercise.

12.                                 Terms and Conditions of Awards.  Awards granted pursuant to the Plan shall be evidenced by written Grant Documents in such form as the Committee shall from time to time approve, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Number of Shares.  Each Grant Document shall state the number of Shares or other units or rights to which it pertains.

(b)                                 Purchase Price.  Each Grant Document shall specify the purchase price, if any, which applies to the Award.  If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Grant Document.  A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

(c)                                  Grant.  In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Grant

11

Document.  In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Grant Document otherwise specifies.  Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee.  Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Subsection 9(c).

(d)                                 Conditions.  The Committee may specify in a Grant Document any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award.  Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance.  The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or the Company officer stock transfer powers covering the Shares subject to the Award duly endorsed by the Grantee.  Unless otherwise provided in the Grant Document or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow.  Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

(e)                                  Lapse of Conditions.  Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company’s repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee’s surrender to the Company of the legended certificates held by the Grantee.

(f)                                    Rights as Shareholder.  Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 9(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 12(d)) to receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Grant Document.

13.                                 Adjustments on Changes in Capitalization.

(a)                                  Capitalization Adjustments.  In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) or dividends payable in shares of Common Stock, a Capitalization Adjustment may be made by the Committee as it deems appropriate in the aggregate number and/or class of shares available under the Plan, in the number of shares, class of shares and price per share subject to outstanding Grants and to any limitations on grants set forth in the Plan and stated in

12

terms of numbers of Shares.  Unless the Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the Grantee would have been entitled to receive upon the occurrence of any such corporate event as if the Grantee had been, immediately prior to such event, the holder of the number of shares covered by his or her Grant; provided, however, that with respect to an SAR, the Grantee shall only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document.

(b)                                 Fractional Shares.  Any adjustment under this Section 13 in the number of Shares subject to Grants shall apply proportionately to only the unexercised portion of any Option or SAR granted hereunder.  If a fraction of a Share would result from any such adjustment, the fraction shall be eliminated, unless the Committee otherwise determines.

(c)                                  Committee Authority.  The Committee shall have authority to determine the Capitalization Adjustments to be made under this Section, which may include both adjustments to the number of shares and class of the Company stock to be issued in connection with or on the exercise of Grants, all Plan grant limitations stated in terms of numbers of Shares, and any such determination by the Committee shall be final, binding and conclusive.

14.                                 Amendments and Termination of Plan.

(a)                                  Amendment to and Termination of Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable or may terminate the Plan, at its discretion.  Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be issued under the Plan, or to any individual under the Plan in any year, without obtaining approval, within twelve months before or after such action, by the shareholders in the manner required by state law.  No amendment to or termination of the Plan shall adversely affect any outstanding Grant, however, without the consent of the Grantee.

(b)                                 Amendment to Grant Documents.  Subject to the provisions of the Plan, the Committee shall have the right to amend any Grant Document issued to a Grantee, subject to the Grantee’s consent, if such amendment is not favorable to the Grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the Grantee shall not be required for any amendment made pursuant to Subsection 9(e)(i)(C) or Section 10 of the Plan, as applicable.

15.                                 No Commitment to Retain.  The making of a Grant pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee as an employee, director, consultant or advisor of the Company or any Affiliate, or in any other capacity.

13

16.                                 Withholding of Taxes.  In connection with any event relating to any Grant under the Plan, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Grantee.  The Company’s obligations under the Plan shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

14

APPENDIX B

ORLEANS HOMEBUILDERS, INC.

CASH BONUS PLAN FOR C. DEAN AMANN, II

(Effective June 6, 2006)

Purpose

The Orleans Homebuilders, Inc. (the “Company”) Cash Bonus Plan for C. Dean Amann, II (the “Plan”), is designed to provide C. Dean Amann, II (the “Participant”) with a performance-based cash bonus as an incentive contingent on the achievement of corporate performance objectives linked to the Company’s financial performance.

ARTICLE I - DEFINITIONS

1.1           “Board” shall mean the Board of Directors of the Company.

1.2           “Code” shall mean the Internal Revenue Code of 1986, as amended (the “Code”).

1.3           “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be designated by the Board to act as the administrative committee with respect to the Plan.

1.4           “Net Pre-Tax Profits” shall mean the net profits of the Company’s Northern and Midwestern Divisions, determined on a pre-tax basis, after taking into account accrual and/or payment of employee bonuses, including without limitation, those under the Company’s amended and restated Incentive Compensation Plan (to the extent such expenses are properly allocable to the operations of the Northern and Midwestern Divisions, but excluding any bonus payable pursuant to this Agreement), and without taking into account nonrecurring items, income or loss arising from discontinued operations or other extraordinary events or transactions.  The Company’s determination of the Company’s Net Pre-Tax Profits, as described above, shall be made by applying generally accepted accounting principles.

1.5           “Participant” shall mean C. Dean Amann, II.

1.6           “Performance Period” shall mean the Plan Year.

1.7           “Plan Year” shall mean the Company’s fiscal year, beginning on July 1 and ending on June 30.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

Participation in the Plan for each Plan Year shall be open only to the Participant.

ARTICLE III - PERFORMANCE GOAL

No amount shall be payable pursuant to the Plan with respect to a Plan Year unless the Company has Net Pre-Tax Profits for such Plan Year.

ARTICLE IV - DETERMINATION OF BONUS AWARDS

4.1           As soon as practicable following the end of a Performance Period, the Committee shall

(a)           Determine whether the Company has any Net Pre-Tax Profits for the Performance Period;

(b)           Determine the amount payable as a bonus hereunder, which shall be equal to three percent (3%) of such Net Pre-Tax Profits, or such lesser percentage of Net Pre-Tax Profits as may be determined by the Committee from time to time; and

(c)           Certify in writing (either by a separate written documentation or by recording such certification in the minutes of a meeting of the Committee) the amount of the Net Pre-Tax Profits and the amount of the bonus payable to the Participant.

4.2           Notwithstanding anything to the contrary in this Article IV, no amount shall be payable under the Plan to the Participant if he is not employed by the Company or an affiliate of the Company as of the date payment is to be made.  Notwithstanding the foregoing, if the Participant’s employment terminates prior to such payment date by reason of the Participant’s death or disability, Participant shall be entitled to payment of a bonus pursuant to the Plan as provided in this Section 4.2.  In the event the Participant’s employment has terminated by reason of his death or disability and such termination of employment occurs after the close of the Plan Year, the bonus payable with respect to such Plan Year shall be paid in full.  If such a termination of employment occurs during a Plan Year, the bonus payable with respect to such Plan Year shall be reduced, so that the Participant (or his estate, as the case may be) shall only receive a portion of the bonus otherwise payable for such Plan Year determined by multiplying such full Plan Year’s bonus by a fraction, the numerator of which is the number of number of days during such Plan Year that the Participant was employed, and the denominator of which is 365.  Whether the Participant’s termination of employment is due to his disability shall be determined at the discretion of the Committee.

ARTICLE V - PAYMENT OF AWARDS

The bonus award, approved by the Committee pursuant to Article IV, and subject to all requirements of Article IV being satisfied, shall be paid by the Company in cash to the Participant (or to his estate in the event of his death), in a single payment as soon as practicable following the certification by the Committee of the bonus award pursuant to Article IV.

ARTICLE VI - OTHER TERMS AND CONDITIONS

6.1           No bonus award shall be paid under the Plan unless and until the material terms have been disclosed to and approved, no later than June 5, 2007, by the Company’s shareholders

2

by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law, such requirements to be interpreted in a manner consistent with the applicable provisions of Treasury Regulation Section 1.162-27, promulgated pursuant to Section 162(m) of the Code.

6.2           No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

6.3           Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

6.4           The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

ARTICLE VII - ADMINISTRATION

7.1           All members of the Committee shall be persons who qualify as “outside directors” as defined under Section 162(m) of the Code.

7.2           The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

7.3           Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.4           The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

7.5           The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee.  No amendment may be made to the performance criteria specified in Article III or the maximum bonus payable to the Participant as specified in Sections 4.1 and 4.2 without shareholder approval (except to the extent shareholder approval is not required in order for bonuses paid to the Participant to constitute qualified performance-based compensation under Section 162(m) of the Code).

3

7.6           No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

7.7           The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

4

APPENDIX C

☒PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	ORLEANS HOMEBUILDERS, INC.

ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, DECEMBER 7, 2006

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned’s proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 25, 2006, at the Annual Meeting of Stockholders to be held on Thursday, December 7, 2006 and at any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN AND “FOR” THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS, INC. CASH BONUS PLAN FOR C. DEAN AMANN II.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

1. ELECTION OF DIRECTORS	For	Withhold	For All Except
	☐	☐	☐

Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.  APPROVAL OF THE AMENDED AND RESTATED ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN.

For	Against	Abstain
☐	☐	☐

3.  APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. CASH BONUS PLAN FOR C. DEAN AMANN II.

For	Against	Abstain
☐	☐	☐

4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

-------------------------------------------------------------------------------------------------------------------------------------------------------

^  Detach above card, sign, date and mail in postage paid envelope provided.  ^

Please sign exactly as your name appears hereon, date and return promptly.  When shares are held by joint tenants, both should sign.  Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

The above signed acknowledges receipt from Orleans Homebuilders, Inc., prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.